     As filed with the Securities and Exchange Commission on March 24, 2004.
                                                 REGISTRATION NO. 333-__________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------
                              GLIMCHER REALTY TRUST
             (Exact name of registrant as specified in its charter)

           MARYLAND                                               31-1390518
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               150 EAST GAY STREET
                              COLUMBUS, OHIO 43215
                                 (614) 621-9000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -------------------------
                                Herbert Glimcher
                              Glimcher Realty Trust
                               150 East Gay Street
                              Columbus, Ohio 43215
                                 (614) 621-9000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------
                                   COPIES TO:
                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                         Attention: Alan S. Pearce, Esq.

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED              PROPOSED
                                                                                 MAXIMUM              MAXIMUM
                                                                                OFFERING             AGGREGATE           AMOUNT OF
             TITLE OF EACH CLASS OF                         AMOUNT               PRICE                OFFERING          REGISTRATION
        SECURITIES TO BE REGISTERED (1)              TO BE REGISTERED (2)      PER UNIT (3)          PRICE(4)(5)            FEE
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Preferred Shares of Beneficial
Interest, par value $.01 per share, Common
Shares of Beneficial Interest, par value $.01
per share (6), Warrants, Rights, Purchase
Contracts and Units                                     $400,000,000                               $400,000,000          $50,680
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------

(1) This Registration Statement also covers such indeterminate number of Preferred Shares, such indeterminate number of Common Shares, such indeterminate number of Warrants, such indeterminate number of Rights, such indeterminate number of Purchase Contracts, such indeterminate number of Units and such indeterminate amount of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act) as may be offered pursuant to this Registration Statement.

-----------------------------
(Footnotes Continued from previous page)

(2) In no event will the aggregate offering price of all securities issued at various times pursuant to this Registration Statement exceed $400,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended. The proposed maximum offering price per unit will be determined at various times by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4) The proposed maximum aggregate offering price has been estimated only for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. No separate consideration will be received for Preferred Shares or Common Shares that are issued upon conversion of Preferred Shares. Includes all consideration to be received upon exercise of the Warrants or Rights registered hereunder, as the case may be.

(5)      Exclusive of accrued interest, distributions and dividends, if any.

(6) Each Common Share includes a right to purchase one one-hundredth of a Series E Junior Participating Preferred Share pursuant to an Agreement between the registrant and The Harris Trust and Savings Bank, as rights agent.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT THEREAFTER SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                   Subject to Completion, Dated March 24, 2004

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                  $400,000,000
                              GLIMCHER REALTY TRUST

                                 DEBT SECURITIES
                                PREFERRED SHARES
                                  COMMON SHARES
                                    WARRANTS
                                     RIGHTS
                               PURCHASE CONTRACTS
                                      UNITS

         We may offer from time to time the following types of securities:

         - our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

         -        our preferred shares;

         -        our common shares;

         -        warrants to purchase our preferred shares or common shares;

         -        rights to purchase our common shares;

         - purchase contracts to acquire any of the other securities that may be sold under the prospectus; and

         -        any combination of these securities, individually or as units.

         The securities will have an aggregate initial offering price of up to $400,000,000. The securities may be offered separately or together in any combination and as separate series. We will provide specific terms and amounts of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

         Our principal executive offices are located at 150 East Gay Street, Columbus, Ohio 43215, and our telephone number is (614) 621-9000.

         Our common shares are traded on the New York Stock Exchange under the symbol "GRT." On March 19, 2004, the closing sale price of our common shares as reported on the New York Stock Exchange was $27.06 per share. Our Series F preferred shares are traded on the New York Stock Exchange under the symbol "GRT PrF." On March 19, 2004, the closing sale price of our Series F preferred shares as reported on the New York Stock Exchange was $27.20 per share. Our Series G preferred shares are traded on the New York Stock Exchange under the symbol "GRT PrG." On March 19, 2004, the closing sale price of our Series G preferred shares as reported on the New York Stock Exchange was $25.95 per share.

         We will sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

                 The date of this prospectus is_________, 2004.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS...................................................................           3
FORWARD-LOOKING STATEMENTS..............................................................           4
WHERE YOU CAN FIND MORE INFORMATION.....................................................           4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................................           4
ABOUT GLIMCHER REALTY TRUST.............................................................           5
RATIOS OF EARNINGS TO FIXED CHARGES.....................................................           6
USE OF PROCEEDS.........................................................................           7
DESCRIPTION OF DEBT SECURITIES..........................................................           7
DESCRIPTION OF CAPITAL SHARES...........................................................          18
DESCRIPTION OF PREFERRED SHARES.........................................................          19
DESCRIPTION OF SHAREHOLDER RIGHTS PLAN..................................................          36
DESCRIPTION OF COMMON SHARES............................................................          37
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS...........          40
DESCRIPTION OF WARRANTS.................................................................          44
DESCRIPTION OF RIGHTS...................................................................          44
DESCRIPTION OF PURCHASE CONTRACTS.......................................................          45
DESCRIPTION OF UNITS....................................................................          45
FEDERAL INCOME TAX CONSIDERATIONS.......................................................          46
PLAN OF DISTRIBUTION....................................................................          61
ERISA MATTERS...........................................................................          62
LEGAL OPINIONS..........................................................................          63
EXPERTS.................................................................................          63

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf process, Glimcher Realty Trust (which we generally refer to as "we" or "us" in this prospectus) may, from time to time, offer and sell up to $400,000,000 aggregate public offering price of the debt securities, preferred shares, common shares, warrants, rights, purchase contracts and units. In this prospectus we will refer to the debt securities, preferred shares, common shares, warrants, rights, purchase contracts and units collectively as the "securities." This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information." We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted.

         We have given the term "Funds From Operations" or FFO specific meaning for purposes of this prospectus. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of properties, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Our FFO may not be directly comparable to similarly titled measures reported by other real estate investment trusts. FFO does not represent cash flow from operating activities in accordance with generally accepted accounting principles ("GAAP") and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to cash flow from operating activities (determined in accordance with

GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

                           FORWARD-LOOKING STATEMENTS

         We make statements in this prospectus and the documents incorporated by reference that are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about the industry and markets in which we operate. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Important risks that could cause or contribute to such difference include those discussed in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are a reporting company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy such material at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room. You can also find our SEC filings at the SEC's web site at http://www.sec.gov. In addition, you may inspect our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         We have filed a "shelf" registration statement on Form S-3 with the SEC relating to the securities that may be offered by this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC's Public Reference Room or through its Web site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" in this prospectus information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the offering of securities covered by this prospectus is completed:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 12, 2004;

         2. Our Amended Quarterly Reports on Form 10-Q/A for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, filed February 23, 2004;

         3. Our Form 8-Ks dated (i) January 20, 2004, filed January 20, 2004, (ii) dated January 23, 2004, filed January 23, 2004,
                  (iii) dated January 29, 2004, filed January 29, 2004, (iv) dated February 20, 2004, filed February 20, 2004 and (v) dated February 25, 2004, filed February 25, 2004;

         4. The description of the Series G Preferred Shares contained in our Registration Statement on Form 8-A, dated February 19, 2004, filed February 20, 2004;

         5. The description of the Series F Preferred Shares contained in our Registration Statement on Form 8-A, dated August 22, 2003, filed August 22, 2003.

         6. The description of the common shares contained in our Registration Statement on Form 8-A, filed October 21, 1993, and the information thereby incorporated by reference contained in the Company's Registration Statement on Form S-11 (No. 33-69740), as amended by Amendments No. 1, 2, 3, 4 and 5, filed September 30, 1993, November 5, 1993, November 22, 1993, November 30, 1993, January 10, 1994 and January 19, 1994, respectively, under the heading "Description of Shares of Beneficial Interest";

         7. The description of our Shareholder Rights Plan contained in our Form 8-K dated March 12, 1999, filed March 12, 1999; and

         8. All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003.

         Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person to whom this Prospectus is delivered, upon written or oral request. Requests should be directed to Glimcher Realty Trust,
Attention: Chief Financial Officer, 150 East Gay Street, Columbus, Ohio 43215 (Telephone Number: (614) 621-9000).

         You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

                           ABOUT GLIMCHER REALTY TRUST

         Glimcher Realty Trust is a fully integrated, self-administered and self-managed Maryland real estate investment trust, or REIT, which commenced business operations in January 1994 at the time of its initial public offering. We own, lease, manage and develop a portfolio of retail properties consisting of enclosed regional and super regional malls and community shopping centers (including single tenant retail properties). We currently own interests in and operate 68 properties, consisting of 25 malls and 43 community shopping centers (including four single tenant retail properties) located in 22 states. The properties contain an aggregate of approximately 26.9 million square feet of gross leasable area ("GLA"). At December 31, 2003, the properties were approximately 89.8% occupied.

         Our primary business objective is to achieve growth in net income and funds from operations, or FFO, by developing and acquiring retail properties, by improving the operating performance and value of our existing portfolio through selective expansion and renovation of our properties and by maintaining high occupancy rates, increasing minimum rents per square-foot of GLA and aggressively controlling costs.

         Our strategy is to be a leading REIT focusing on enclosed malls located primarily in the top 100 metropolitan statistical areas. We intend to continue investing in our existing mall properties and disposing of community centers as the marketplace creates favorable opportunities to do so. We expect to continue investing in select development opportunities and in strategic acquisitions of mall properties that provide growth potential. Our goal is to have our mall properties eventually comprise over 90% of our annualized minimum rents. At December 31, 2003, the mall properties comprised 89% of our annualized minimum rents. We expect to finance our acquisition transactions with cash on hand, borrowings under credit facilities, proceeds from asset dispositions, proceeds from the issuance of equity or debt securities, or a combination of one or more of the foregoing.

         Herbert Glimcher, our Chairman and Chief Executive Officer, has been involved in the acquisition, leasing, management and development of retail properties for approximately 45 years. We have assembled a management team that together possesses the skill and sophistication necessary to execute our strategy. Senior management includes experienced professionals in development, leasing, finance, legal and marketing. We believe that our team approach to property management and our ability to develop high quality and innovative retail properties on a cost effective basis combined with our established relationships with national and regional tenants and our extensive experience in understanding the needs of local tenants provide us with strategic advantages over other retail property operators and developers in our market areas.

         All of our interests in the properties are held by, and our operations are conducted through, Glimcher Properties Limited Partnership, a Delaware limited partnership, or by entities in which the Glimcher Properties Limited Partnership has a direct or indirect interest. As of January 5, 2004, we owned approximately 90.8% of the Glimcher Properties Limited Partnership's outstanding common units of partnership interest and all of the outstanding Series F Preferred Units and Series G Preferred Units in the Glimcher Properties Limited Partnership. Our wholly owned subsidiary, Glimcher Properties Corporation, is the sole general partner of the Glimcher Properties Limited Partnership.

         Our executive offices are located at 150 East Gay Street, Columbus, Ohio 43215, and our telephone number is (614) 621-9000.

                                     RATIOS

RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

                   YEAR ENDED DECEMBER 31,
                   -----------------------
2003           2002         2001         2000         1999
----           ----         ----         ----         ----
1.36           1.15         1.02         1.32         1.29

         For purposes of computing the ratio of earnings to fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from continuing operations adjusted to remove minority interest in unconsolidated entities and include gain on sales of properties. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of deferred financing costs (including amounts capitalized).

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

         The following table sets forth the historical ratios of earnings to combined fixed charges and preferred share dividends for the periods indicated:

                  YEAR ENDED DECEMBER 31,
                  -----------------------
2003           2002         2001         2000         1999
----           ----         ----         ----         ----
1.17           1.03          --          1.05         1.00

         For purposes of computing the ratio of earnings to combined fixed charges and preferred share dividends, earnings have been calculated by adding fixed charges (excluding capitalized interest and preferred share dividends) to income from continuing operations adjusted to remove minority interest in unconsolidated entities and include gain on sales of properties. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, amortization of deferred financing costs (including amounts capitalized) and preferred dividends paid or accrued for the respective period. For the year ended December 31, 2001, the ratio of earnings to combined fixed charges and preferred share dividends was less than 1:1. For 2001, income from continuing operations before income taxes, equity in net income of affiliate plus gain on sales of real estate was $5.9 million. The amount of additional earnings necessary to achieve a 1:1 ratio for the year ended December 31, 2001 would be $12.9 million.

                                 USE OF PROCEEDS

         We are required by the terms of the partnership agreement for Glimcher Properties Limited Partnership to invest the net proceeds of any sale of securities of Glimcher Realty Trust in Glimcher Properties Limited Partnership in exchange for a similar economic interest in the Glimcher Properties Limited Partnership. Unless otherwise described in the applicable Prospectus Supplement, the intended use of the net proceeds from the sale of the securities by the Glimcher Properties Limited Partnership is for general purposes, which may include the acquisition of properties as suitable opportunities arise, the expansion and improvement of certain properties owned or to be owned, the financing of future new development and the repayment of certain indebtedness outstanding at such time, and for working capital purposes.

                         DESCRIPTION OF DEBT SECURITIES

         We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsecured and unsubordinated obligations or our subordinated obligations. We use the term "senior debt securities" to refer to the unsecured and unsubordinated obligations. We use the term "subordinated debt securities" to refer to the subordinated obligations. The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as is described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

         Our senior debt securities may be issued from time to time under a senior debt securities indenture with a trustee to be named in the senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture with a trustee to be named in the subordinated debt securities indenture, which will describe the specific terms of the debt series. We use the term "indenture" to refer to the senior debt securities indenture or the subordinated debt securities indenture. We use the term "indentures" to refer both the senior debt securities indenture and the subordinated debt securities indenture. We use the term "trustee" to refer to the trustee named in the senior debt securities indenture or the subordinated debt securities indenture. We use the term "trustees" to refer to both the trustee named in the senior debt securities indenture and the subordinated debt securities indenture.

         The following summary of selected provisions that will be in indentures and in the debt securities is not complete. Before making an investment in our debt securities, you should review the applicable prospectus supplement and the form of applicable indenture, which will be filed with the Securities and Exchange Commission in connection with the offering of the specific debt securities.

         Some of our operations are conducted through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us.

GENERAL

         We can issue an unlimited amount of debt securities under the indentures. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. The debt securities of each series will be our direct, unsecured obligations.

         The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

         -        the title of the series of debt securities;

         - whether the debt securities of the series will be senior debt securities or subordinated debt securities;

         - any limit on the aggregate principal amount of debt securities of the series;

         -        the name of the trustee and its corporate trust office;

         - whether the debt securities of the series are to be issuable in registered or bearer form or both and whether the debt securities of the series may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary with respect to such temporary or permanent global debt security and the circumstances under which beneficial owners of interests in any such temporary or permanent global debt security may exchange such interests for debt securities of such series of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

         - any other terms required to establish a series of bearer securities, including, but not limited to, tax compliance procedures;

         - the price or prices at which the debt securities of the series will be issued;

         - the person to whom any interest will be payable on any debt securities of the series, if other than the person in whose name the debt security is registered at the close of business on the regular record date for the payment of interest;

         - the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method or methods, if any, used to determine those dates;

         - the rate or rates at which the debt securities of the series will bear interest or the method or methods, if any, used to calculate the rate or rates;

         - the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine the date or dates;

         - the stated maturities of installments of interest, if any, on which any interest on the debt securities of the series will be payable and the regular record dates for any interest payable on any debt securities of the series which are registered securities;

         - the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on the debt securities of the series will be payable and the place or places where the debt securities of the series may be presented for transfer and, if applicable, conversion or exchange and the place or places where notices and demands in respect of the debt securities of the series may be served on us;

         - our right, if any, to redeem the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

         - our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such debt securities;

         - the denominations in which any registered securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities of the series are to be issuable, if other than denominations of $5,000;

         - the currency or currencies, including composite currencies, of payment of principal or premium, if any, and interest, if any, on the debt securities of the series, if other than U.S. dollars, and, if other than U.S. dollars, whether the debt securities of the series may be satisfied and discharged other than as provided in the applicable indenture;

         - if the amount of payments of principal of, premium, if any, and interest, if any, on the debt securities of the series is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the debt securities of the series are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

         - if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

         - if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the series to any holder in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances and procedures under which we will make these payments, and whether those additional amounts paid by us will be treated as interest or principal pursuant to the applicable indenture, and whether we will have the option to redeem these debt securities rather than pay these additional amounts;

         - whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

         - whether the debt securities of the series are issuable upon the conversion or exchange of other debt or equity securities, and, if so, the terms and conditions upon which the issuance will be effected, including the time, manner and place for the issuance;

         - any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

         - whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

         - whether the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture and, if other than by an officers' certificate, the manner in which any election by us to defease the debt securities of the series will be evidenced;

         - any deletions from, modifications of or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in this prospectus and any change in the rights of the trustee or the requisite holders of the debt securities of the series to declare the principal amount of that series due and payable pursuant to the applicable indenture;

         - any special United States federal income tax considerations applicable to the debt securities of the series; and

         - any other terms of the debt securities of the series not inconsistent with the provisions of the applicable indenture.

         The prospectus supplement relating to any series of subordinated debt securities being offered will also describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

         Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Special United States federal tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities to be issued in bearer form, offered exclusively to non United States holders or denominated in a currency other than United States dollars will be set forth in the applicable prospectus supplement.

         The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         Except as otherwise described in the applicable prospectus supplement relating to a series of subordinated debt securities, the payment of the principal of, premium, if any, and interest, on any subordinated debt securities will rank junior in right of payment to the prior payment in full of all senior indebtedness.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

         The debt securities of a series may be issued as registered securities, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under "Global Debt Securities." Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof, and bearer securities will be issuable in denominations of $5,000.

         At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities in any authorized denomination and of like tenor and aggregate principal amount.

         Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities of any series may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities of any series that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

         In the event of any redemption of debt securities of any series, we will not be required to:

         - issue, register the transfer of or exchange debt securities of that series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

         - register the transfer of, or exchange any debt securities of the series or portion thereof, called for redemption, except the unredeemed portion of any being redeemed in part.

COVENANTS

         All covenants, if any, that will apply to a particular series of debt securities will be set forth in the indenture relating to such series of debt securities.

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on debt securities of the series will be made at an office of the agency designated by us in accordance with the applicable indenture, except that at our option, payment of principal and premium, if any, or interest also may be made by check payable to payee and mailed to the address of payee as it appears in the debt securities registrar or by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities of a series will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

GLOBAL DEBT SECURITIES

         The debt securities of a series may be issued in whole or in the form of one or more fully registered global securities. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. Global debt securities are expected to be deposited with the Depository Trust Company. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until a debt security is exchanged in whole or in part for the individual debt security represented thereby, a debt security in global form may not be transferred except as a whole to the depositary for the debt security or to a nominee or successor of the depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

         The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will generally apply to depositary arrangements.

         Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of institutions or persons, commonly known as participants, that have accounts with the depositary or its nominee. The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of interests in such global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in such global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

         So long as the depositary, or its nominee, is the registered holder and owner of such global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder for all purposes of the debt securities and for all purposes under the applicable indenture. Except as set forth below or as otherwise provided in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered to be the owners or holders of any debt securities under the applicable indenture or such global security. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture of such global security. We understand that under existing industry practice, in the event we request any action of holders of debt securities or if an owner of a beneficial interest in a global security desires to take any action that the depositary, as the holder of such global security is entitled to take, the depositary would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such actions or would otherwise act upon the instructions of beneficial owners owning through them.

         Payments of principal of and premium, if any, and interest, if any, on debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner and holder of such global security, against surrender of the debt securities at the principal corporate trust office of the trustee. Interest payments will be made at the principal corporate trust office of the trustee or by a check mailed to the holder at its registered address. Payment in any other manner will be specified in the prospectus supplement.

         We expect that the depositary, upon receipt of any payment of principal, premium, if any, of interest, if any, in respect of a global security, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of the depositary. We expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in `street name,' and will be the responsibility of such participant. We are not responsible or liable (and neither is the trustee or our agent) for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the depositary and its participants or the relationship between such participants and the owners of beneficial interests in such global security owning through such participants.

         Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary.

         Unless otherwise provided in the applicable prospectus supplement, debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor as such global security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if:

         - the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for such global security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days;

         - we, in our sole discretion, determine not to have all of the debt securities represented by a global security and notify the trustee thereof; or

         - there shall have occurred and be continuing an event of default or an event which, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to the debt securities.

         Any debt security that is exchangeable pursuant to the preceding sentence is exchangeable for debt securities registered in such names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security. Subject to the foregoing, a global security is not exchangeable except for a global security or global securities of the same aggregate denominations to be registered in the name of the depositary or its nominee.

EVENTS OF DEFAULT

         Unless otherwise indicated in an applicable prospectus supplement, each indenture will provide that if an event of default occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind the declaration.

         Under each indenture, unless otherwise specified in an applicable prospectus supplement with respect to a series of debt securities, the following events will constitute an event of default with respect to a series of debt securities:

         - default in payment of the principal of any debt security of the series or any required sinking fund payment;

         - default in payment of any interest or other amounts on any debt security of the series when due, continuing for 30 days;

         - with respect to each series of debt securities, failure to perform any other of our covenants applicable to that series, which failure continues for 60 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series specifying such failure, requiring it to be remedied and stating that such notice is a "Notice of Default";

         -        specified events of bankruptcy or insolvency; and

         - any other event of default applicable to a series of debt securities as set forth in the applicable prospectus supplement.

         The trustee will give notice to holders of the debt securities of any continuing default known to the trustee within 90 days after the occurrence of the default. However, the trustee may withhold notice of any default under the debt securities of a series, other than a payment default, if it determines that withholding the notice is in the interests of the holders.

         The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series so long as the direction does not conflict with any law or the indenture and subject to other limitations provided for in the applicable indenture. Before proceeding to exercise any right or power under the indenture at the direction of holders, the trustee will be entitled to receive from the holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the direction. Unless otherwise specified in an applicable prospectus supplement with respect to a series of debt securities, no holder will have any right to pursue any remedy with respect to the applicable indenture or the debt securities, unless:

         - the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

         - the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

         - the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

         - the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request; and

         - the trustee has failed to comply with the request within the 60 day period.

         Notwithstanding the foregoing, the right of any holder of any debt security or coupon to receive payment of the principal of, premium, if any, and interest in respect of a debt security or payment of the coupon on the date specified for payment in the debt security or coupon representing the installment of interest (the "stated maturity" or "stated maturities") or to institute suit for the enforcement of payment may not be impaired or adversely affected without the holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) any default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series, or (ii) any default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected as described in "Modification and Waiver," below.

         Unless otherwise specified in an applicable prospectus supplement, each indenture will provide for us to deliver to the trustee within 120 days after the end of each of our fiscal years an officers' certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

MODIFICATION AND WAIVER

         Except as otherwise described in the applicable prospectus supplement, the indentures will permit us and the applicable trustee to execute a supplemental indenture without the consent of the holders of the debt securities or any related coupons:

         - to evidence the succession of another corporation to us and the assumption by it of our obligations under the applicable indenture and the debt securities;

         - to add to our covenants, agreements and obligations for the benefit of the holders of all the debt securities of any series or to surrender any right or power conferred in the applicable indenture upon us;

         - to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of and premium, if any, or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of debt securities in uncertificated form;

         - to establish the form or terms of debt securities of any series or coupons as permitted by the applicable indenture;

         - to provide for the acceptance of appointment under the applicable indenture of a successor trustee with respect to the debt securities of one or more series and to add to or change any provisions of that indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

         -        to cure any ambiguity, defect or inconsistency;

         - to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities), provided that the addition, change or elimination neither (i) applies to any debt security of any series that was created prior to the execution of the supplemental indenture and is entitled to the benefit of that provision nor
                  (ii) modifies the rights of the holder of any such debt security with respect to that provision;

         - to add events of default for the benefit of all or any series of debt securities;

         -        to secure the debt securities; or

         - to make any other change that does not adversely affect the rights of any holder of the debt securities.

         Each indenture will also permit us and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by the supplemental indenture, to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to that series of debt securities or modify in any manner the rights of the holders of the debt securities of that series and any related coupons under the applicable indenture. However, the supplemental indenture will not, without the consent of the holder of each outstanding debt security affected thereby:

         - change the stated maturity of the principal of, or any installment of principal or interest on, the debt securities or any premium payable upon redemption thereof;

         - reduce the amount of principal of any original issue discount securities that would be due and payable upon declaration of acceleration of maturity thereof;

         - reduce the principal amount of, or premium, if any, or the rate of interest on, the debt securities;

         - change the place or currency of payment of principal and premium, if any, or interest, if any, on the debt securities;

         - impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

         - reduce the percentage of the outstanding debt securities of any series necessary to modify or amend the indenture;

         - modify the foregoing requirements or reduce the percentage in principal amount of outstanding debt securities of any series necessary to waive any covenant or past default; or

         - in the case of subordinated debt securities, amend or modify any of the provisions of the applicable indenture relating to subordination of the debt securities in any manner adverse to the holders of the debt securities.

         Holders of not less than a majority of the principal amount of the outstanding debt securities of any series may waive certain past defaults and may waive compliance by us with certain of the restrictive covenants described above with respect to the debt securities of that series.

DISCHARGE AND DEFEASANCE

         Unless otherwise indicated in an applicable prospectus supplement, we will be able to discharge all of our obligations, other than administrative obligations such as facilitating transfers and exchanges of certificates and replacement of lost or mutilated certificates, relating to a series of debt securities under an indenture by depositing cash and/or U.S. Government obligations with the trustee in an amount sufficient to make all of the remaining payments of principal, premium and interest on those debt securities when those payments are due. We can do this only if we have delivered to the trustee, among other things, an opinion of counsel based on a United States Internal Revenue Service ruling or other change in U.S. federal income tax law stating that holders will not recognize any gain or loss for U.S. federal income tax purposes as a result of this deposit.

         Upon the defeasance and discharge, the holders of the debt securities of the series will no longer be entitled to the benefits of the applicable indenture, except for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities and may look only to the deposited funds or obligations for payment.

THE TRUSTEES UNDER THE INDENTURES

         The trustees under the indentures, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. Each trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if any trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

         The trustees will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, a trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

APPLICABLE LAW

         The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

CONVERSION OR EXCHANGE

         If and to the extent indicated in the applicable prospectus supplement, the debt securities of any series may be convertible or exchangeable into other securities, the specific terms on which debt securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

                          DESCRIPTION OF CAPITAL SHARES

         Both Maryland statutory law governing real estate investment trusts organized under the laws of that state and our declaration of trust, as amended, provide that no shareholder of ours will be personally liable for any obligation of ours solely as a result of his status as a shareholder. Our Bylaws further provide that we shall indemnify each shareholder or former shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder or a former shareholder and that we shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. In addition, it is our policy to include a clause in our contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of us. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory and other liabilities, a shareholder may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by us. Inasmuch as we carry public liability insurance which we consider adequate, any risk of personal liability to shareholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy the claims against us and our shareholders.

         The following description of our common shares and preferred shares, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common shares and preferred shares that we may offer under this prospectus. For the complete terms of our common shares and preferred shares, please refer to our amended and restated declaration of trust, as amended by the articles supplementary for each series of preferred shares, that are incorporated by reference into the registration statement which includes this prospectus. Maryland law will also affect the terms of these securities and the rights of holders thereof. While the terms we have summarized below will apply generally to any future common shares or preferred shares that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any common shares or preferred shares we offer under that prospectus supplement may differ from the terms we describe below.

         Our authorized shares consist of an aggregate 100,000,000 shares of beneficial interest, consisting of common shares and such other types or classes of shares of beneficial interest as our Board of Trustees has created and may create and authorize from time to time and designate as representing our shares of beneficial interest. We are authorized to issue preferred shares in one or more series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law and our Board of Trustees may determine by resolution. As of March 15, 2004, we had issued and outstanding 35,175,406 common shares, 2,400,000 Series F Preferred Shares and 6,000,000 Series G Preferred Shares.

                         DESCRIPTION OF PREFERRED SHARES

DESCRIPTION OF SERIES F PREFERRED SHARES

         Set forth below is a summary of the material terms of the Series F Preferred Shares.

Rank

         The Series F Preferred Shares will, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, rank (i) senior to
(a) all classes or series of our common shares and (b) all equity securities ranking junior to the Series F Preferred Shares; (ii) on a parity with (a) the Series G Preferred Shares; and (b) all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Series F Preferred Shares; and (iii) junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Series F Preferred Shares. The term "equity securities" does not include convertible debt securities.

Distributions

         Holders of the Series F Preferred Shares will be entitled to receive, when, as and if authorized by the Board of Trustees and declared by us, out of assets of ours legally available for payment, cash distributions payable quarterly at the rate of 8.75% per annum of the $25.00 liquidation preference (equivalent to $2.1875 per share per annum). Distributions will be cumulative from the date of original issue and payable quarterly on the 15th of each January, April, July and October of each year or, if not a business day, the next succeeding business day. Any distribution payable on the Series F Preferred Shares for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear on our stock transfer books at the close of business on the applicable record date, which will be fixed by our Board of Trustees and which will be not more than 60 nor less than 10 days prior to the distribution payment date. After full distributions on the Series F Preferred Shares have been paid or declared and funds set aside for payment for all past distribution periods and for the then current quarter, the holders of Series F Preferred Shares will not be entitled to any further distributions with respect to that quarter.

         When distributions are not paid in full upon the Series F Preferred Shares and any other series of shares ranking in parity with the Series F Preferred Shares, all distributions declared upon the Series F Preferred Shares and any other shares ranking in parity with the Series F Preferred Shares will be declared pro rata so that the amount of distributions declared per share on the Series F Preferred Shares and the other shares ranking in parity with the Series F Preferred Shares will bear to each other the same ratio that the accrued distributions per share on the Series F Preferred Shares and the other shares ranking in parity with the Series F Preferred Shares bear to each other. Except as set forth in the preceding sentence, unless full distributions on the Series F Preferred Shares have been or contemporaneously are authorized and either paid or set aside for payment for the current and all past periods, no distributions (other than in common shares or other shares of our equity securities ranking junior to the Series F Preferred Shares as to distributions and upon liquidation) will be authorized or either paid or set aside for payment on our common shares or on any other shares of our equity securities of ours ranking junior to or on a parity with the Series F Preferred Shares as to distributions or upon liquidation. Unless full distributions on the Series F Preferred Shares have been or contemporaneously are authorized and either paid or set aside for the current and all past periods, we will not redeem, purchase or otherwise acquire for any consideration any common shares or any other shares of our equity securities of ours ranking junior to or on a parity with the Series F Preferred Shares as to distributions or upon liquidation (including less than all of the Series F Preferred Shares), except by conversion into or exchange for shares of equity securities of ours ranking junior to the Series F Preferred Shares as to distributions and upon liquidation.

         Our Board of Trustees will not authorize, and we will not pay or set aside for payment, any distributions on the Series F Preferred Shares at such time as the terms and provisions of any agreement of ours, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting aside for payment or provides that such authorization, payment or setting aside for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment will be restricted or prohibited by law.

         Notwithstanding the foregoing, distributions on the Series F Preferred Shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions, whether or not any agreement of ours prohibits payment of those distributions, and whether or not those distributions are authorized. Accrued but unpaid distributions on the Series F Preferred Shares will not bear interest and holders of Series F Preferred Shares will not be entitled to any distribution, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative distributions on the Series F Preferred Shares as provided above. See "Description of Shares of Beneficial Interest -- Description of Preferred Shares -- Distributions" in the accompanying prospectus.

         Any distribution payment made on the Series F Preferred Shares will first be credited against the earliest accrued but unpaid distribution due with respect to the shares which remains payable.

         If, for any taxable year, we elect to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the "Code")) any portion of (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of our shares of beneficial interest (the "Total Distributions"), then the portion of the Capital Gains Amount that will be allocable to the holders of the Series F Preferred Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series F Preferred Shares for the year and the denominator of which will be the Total Distributions.

Liquidation Preference

         Upon our voluntary or involuntary liquidation, dissolution or winding up of the affairs of us, then, before any distribution or payment will be made to the holders of any common shares or our other class or series of our shares of beneficial interest ranking junior to the Series F Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, the holders of the Series F Preferred Shares will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of assets legally available for distribution to shareholders, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of such liquidation, dissolution or winding up (whether or not declared). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Shares will have no right or claim to any of our remaining assets.

         In the event that, upon voluntary or involuntary liquidation, dissolution or winding up, our legally available assets of ours are insufficient to pay the amount of the liquidating distributions on all outstanding Series F Preferred Shares and the corresponding amounts payable on all shares of other classes or series of our equity securities ranking on a parity with the Series F Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series F Preferred Shares and all other such classes or series of equity security will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. If liquidating distributions will have been made in full to all holders of Series F Preferred Shares, our remaining assets will be distributed among the holders of any other classes or series of equity security ranking junior to the Series F Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

         For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of us with or into any other entity, (ii) any dissolution, liquidation, winding up, or reorganization of us immediately followed by incorporation of another entity to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of our assets to another entity; provided that, in each case, effective provision is made in the charter of the resulting and surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of the Series F Preferred Shares.

Redemption

         Except in limited circumstances to maintain our qualification as a REIT under the Code as described under "Description of Common Shares -- Restrictions on Ownership and Transfer", the Series F Preferred Shares are not redeemable prior to August 25, 2008. On any date as fixed by our Board of Trustees on or after August 25, 2008, we may, upon not less than 30 nor more than 90 days' written notice, redeem the Series F Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions thereon, if any (whether or not declared), to the date fixed for redemption (except as provided below), without interest, to the extent we will have funds legally available therefore. Holders of the Series F Preferred Shares to be redeemed will surrender the Series F Preferred Shares at the place designated in such notice and will be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption following such surrender. If notice of redemption of any Series F Preferred Shares has been given and such notice provides that on or before the redemption date specified therein the funds necessary for such redemption shall have been set aside by us in trust for the benefit of the holders of any Series F Preferred Shares so called for redemption, then from and after the redemption date so specified distributions will cease to accrue on such Series F Preferred Shares, such Series F Preferred Shares will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid distributions payable upon such redemption. If fewer than all of the outstanding Series F Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by our Board of Trustees and such shares will be redeemed pro rata from the holders of record thereof in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by us.

         Notwithstanding the foregoing, unless full cumulative distributions on all Series F Preferred Shares will have been or contemporaneously are authorized and either paid or set aside for payment for all past distribution periods, no Series F Preferred Shares will be redeemed unless all outstanding Series F Preferred Shares are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any Series F Preferred Shares (except by exchange for our shares of beneficial interest ranking junior to the Series F Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition of Series F Preferred Shares from persons owning in the aggregate more than 8.0% of the lesser of the number or value our total outstanding shares of beneficial interest or 9.9% of the lesser of the number or value of our total outstanding Series F Preferred Shares in order to ensure that we remain qualified as a REIT for federal income tax purposes, or the purchase or acquisition of Series F Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series F Preferred Shares.

         Notice of redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 90 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 90 days prior to the redemption date, addressed to the respective holders of record of Series F Preferred Shares to be redeemed at their respective addresses as shown on our stock transfer books. No failure to give such notice or any defect thereto or in the mailing thereof will affect the validity of the proceedings for the redemption of any Series F Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series F Preferred Shares to be redeemed; (iv) the place or places where the Series F Preferred Shares are to be surrendered for payment of the redemption price; and (v) that distributions on the Series F Preferred Shares to be redeemed will cease to accrue on such redemption date. If fewer than all the Series F Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of Series F Preferred Shares to be redeemed from such holder.

         In order to facilitate the redemption of the Series F Preferred Shares, our Board of Trustees may fix a record date for the determination of the Series F Preferred Shares to be redeemed, such record date to be not less than 30 or more than 90 days prior to the date fixed for such redemption. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series F Preferred Shares for which a notice of redemption has been given.

         The Series F Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions (except as provided under " -- Restrictions on Ownership and Transfer").

         Subject to applicable law and the limitation on purchases when distributions on the Series F Preferred Shares are in arrears, we may, at any time and from time to time, purchase any Series F Preferred Shares in the open market, by tender or by private agreement.

Voting Rights

         Holders of the Series F Preferred Shares will not have any voting rights, except as set forth below or as otherwise expressly required by applicable law.

         Whenever distributions on any Series F Preferred Shares will be in arrears for six or more quarterly periods (whether or not consecutive), the holders of the Series F Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees of our Board at a special meeting called by the holders of record of at least 20% of the outstanding Series F Preferred Shares or the holders of shares of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders and at each subsequent meeting until all distributions accumulated on such Series F Preferred Shares for the past distribution periods and the then current distribution period will have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment in full. In such case, our entire Board of Trustees will be increased by two trustees.

         The affirmative vote or consent of the holders of at least two-thirds of the outstanding Series F Preferred Shares and of any series of shares ranking in parity with the Series F Preferred Shares, voting as a single class, will be required to authorize another class of equity securities senior to the Series F Preferred Shares with respect to the payment of distributions or the distribution of assets on liquidation. The affirmative vote or consent of the holders of at least two-thirds of the outstanding Series F Preferred Shares will be required to amend, alter or repeal any provision of, or add any provision to, the declaration of trust, as amended, including the articles supplementary relating to the Series F Preferred Shares, if such action would materially and adversely alter or change the rights, preferences or privileges of the Series F Preferred Shares. No such vote or consent is required in connection with (i) any increase in the total number of our authorized common shares; (ii) the authorization or increase of any class or series of shares of beneficial interest ranking, as to distribution rights and liquidation preference, on a parity with or junior to the Series F Preferred Shares; (iii) any merger or consolidation in which we are the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares of beneficial interest and no securities convertible into shares of beneficial interest ranking as to distribution rights or liquidation preference senior to the Series F Preferred Shares other than our securities outstanding prior to such merger or consolidation; (iv) any merger or consolidation in which we are not the surviving entity if, as result of the merger or consolidation, the holders of Series F Preferred Shares receive shares or beneficial interest or other equity securities with preferences, rights and privileges substantially identical with the preferences, rights and privileges of the Series F Preferred Shares and there are no outstanding shares of or beneficial interest or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to the Series F Preferred Shares other than our securities outstanding prior to such merger or consolidation; (v) any merger or consolidation in which the holders of the Series F Preferred shares receive cash in an amount equal to or greater than the liquidation preference plus accrued but unpaid dividends; or (vi) the issuance of any such shares ranking senior to the Series F Preferred Shares is to be made or any such change is to take effect, as the case may be, if, at or prior to the time such issuance the Series F Preferred Shares have been called for redemption upon proper notice of redemption to occur within 90 days and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series F Preferred Shares, unless the Redemption Price of the Series F Preferred Shares (other than any portion thereof consisting of accrued and unpaid dividends) shall be paid solely from the sale proceeds of such shares ranking senior to the Series F Preferred Shares.

Conversion

         The Series F Preferred Shares are not convertible into or exchangeable for any other property or securities.

Restrictions on Ownership and Transfer

         In addition to the restrictions on ownership and transfer set forth in the declaration of trust, the articles supplementary provide that ownership of Series F Preferred Shares by any person is limited, with certain exceptions, to 9.9% of the lesser of the number or value (in either case as determined in good faith by our Board of Trustees) of the total outstanding Series F Preferred Shares (the "Series F Ownership Limit"). For information regarding additional restrictions on ownership and transfer of the

Series F Preferred Shares, see "Description of Common Shares -- Restrictions on Ownership and Transfer".

         Our Board of Trustees may waive the Series F Ownership Limit if evidence, satisfactory to our Board of Trustees and our tax counsel, is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of a waiver by our Board of Trustees, the intended transferee must give us written notice of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by our Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Series F Ownership Limit.

         Any transfer of Series F Preferred Shares that would (i) create a direct or indirect ownership of Series F Preferred Shares in excess of the Series F Ownership Limit, (ii) create a direct or indirect ownership of our shares of beneficial interest in excess of 8.0% of the lesser of the number or value of our total outstanding shares of beneficial interest, (iii) result in our shares of beneficial interest being owned by fewer than 100 persons for purposes of the REIT provisions of the Code or (iv) result in our being "closely held" within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the Series F Preferred Shares. The articles supplementary provide that we may, by notice to the holder thereof, purchase any or all Series F Preferred Shares (the "Series F Excess Preferred Shares") that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning Series F Preferred Shares in excess of the Series F Ownership Limit or would otherwise jeopardize our REIT status. From and after the date fixed for purchase by our Board of Trustees, the holder of such shares to be purchased by us will cease to be entitled to distributions, voting rights and other benefits with respect to such Series F Preferred Shares except the right to payment of the purchase price for the shares. The purchase price for any Series F Excess Preferred Shares will be equal to the fair market value of such Series F Preferred Shares. Any distribution paid to a proposed transferee on Series F Excess Preferred Shares prior to the discovery by us that such shares have been transferred in violation of the provisions of the articles supplementary will be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Series F Excess Preferred Shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring such Series F Excess Preferred Shares and to hold such Series F Excess Preferred Shares on our behalf.

         All persons who own, directly or indirectly by virtue of the attribution provisions of the Code, more than 5% in number or value of the outstanding Series F Preferred Shares must give us written notice containing the information specified in the articles supplementary by January 30 of each year. In addition, each direct or indirect holder of Series F Preferred Shares will upon demand be required to disclose to us in writing such information with respect to the direct or indirect ownership of Series F Preferred Shares as our Board of Trustees deem necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Transfer Agent

         The registrar, transfer agent and distribution disbursing agent for the Series F Preferred Shares will be Computershare Investor Services LLC.

DESCRIPTION OF SERIES G PREFERRED SHARES

         Set forth below is a summary of the material terms of the Series G Preferred Shares.

Rank

         The Series G Preferred Shares will, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, rank (i) senior to
(a) all classes or series of our common shares and (b) all equity securities ranking junior to the Series G Preferred Shares; (ii) on a parity with (a) the Series F Preferred Shares; and (b) all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Series G Preferred Shares; and (iii) junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Series G Preferred Shares. The term "equity securities" does not include convertible debt securities.

Distributions

         Holders of the Series G Preferred Shares will be entitled to receive, when, as and if authorized by our Board of Trustees and declared by us, out of assets of ours legally available for payment, cash distributions payable quarterly at the rate of 8.125% per annum of the $25.00 liquidation preference (equivalent to $2.03125 per share per annum). Distributions will be cumulative from the date of original issue and payable quarterly on the 15th of each January, April, July and October of each year or, if not a business day, the next succeeding business day. Any distribution payable on the Series G Preferred Shares for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear on our stock transfer books at the close of business on the applicable record date, which will be fixed by our Board of Trustees and which will be not more than 60 nor less than 10 days prior to the distribution payment date. After full distributions on the Series G Preferred Shares have been paid or declared and funds set aside for payment for all past distribution periods and for the then current quarter, the holders of Series G Preferred Shares will not be entitled to any further distributions with respect to that quarter.

         When distributions are not paid in full upon the Series G Preferred Shares and any other series of shares ranking in parity with the Series G Preferred Shares, all distributions declared upon the Series G Preferred Shares and any other shares ranking in parity with the Series G Preferred Shares will be declared pro rata so that the amount of distributions declared per share on the Series G Preferred Shares and the other shares ranking in parity with the Series G Preferred Shares will bear to each other the same ratio that the accrued distributions per share on the Series G Preferred Shares and the other shares ranking in parity with the Series G Preferred Shares bear to each other. Except as set forth in the preceding sentence, unless full distributions on the Series G Preferred Shares have been or contemporaneously are authorized and either paid or set aside for payment for the current and all past periods, no distributions (other than in common shares or other shares of our equity securities ranking junior to the Series G Preferred Shares as to distributions and upon liquidation) will be authorized or either paid or set aside for payment on our common shares or on any other shares of our equity securities ranking junior to or on a parity with the Series G Preferred Shares as to distributions or upon liquidation. Unless full distributions on the Series G Preferred Shares have been or contemporaneously are authorized and either paid or set aside for the current and all past periods, we will not redeem, purchase or otherwise acquire for any consideration any common shares or any other shares of our equity securities ranking junior to or on a parity with the Series G Preferred Shares as to distributions or upon liquidation (including less than all of the Series G Preferred Shares), except by conversion into or exchange for shares of equity securities of ours ranking junior to the Series G Preferred Shares as to distributions and upon liquidation.

         Our Board of Trustees will not authorize, and we will not pay or set aside for payment, any distributions on the Series G Preferred Shares at such time as the terms and provisions of any agreement of ours, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting aside for payment or provides that such authorization, payment or setting aside for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment will be restricted or prohibited by law.

         Notwithstanding the foregoing, distributions on the Series G Preferred Shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions, whether or not any agreement of ours prohibits payment of those distributions, and whether or not those distributions are authorized. Accrued but unpaid distributions on the Series G Preferred Shares will not bear interest and holders of Series G Preferred Shares will not be entitled to any distribution, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative distributions on the Series G Preferred Shares as provided above. See "Description of Shares of Beneficial Interest -- Description of Preferred Shares -- Distributions" in the accompanying prospectus.

         Any distribution payment made on the Series G Preferred Shares will first be credited against the earliest accrued but unpaid distribution due with respect to the shares which remains payable.

         If, for any taxable year, we elect to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of our shares of beneficial interest (the "Total Distributions"), then the portion of the Capital Gains Amount that will be allocable to the holders of the Series G Preferred Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series G Preferred Shares for the year and the denominator of which will be the Total Distributions.

Liquidation Preference

         Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment will be made to the holders of any common shares or our other class or series of our shares of beneficial interest ranking junior to the Series G Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, the holders of the Series G Preferred Shares will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of assets legally available for distribution to shareholders, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of such liquidation, dissolution or winding up (whether or not declared). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Shares will have no right or claim to any of our remaining assets.

         In the event that, upon voluntary or involuntary liquidation, dissolution or winding up, our legally available assets of ours are insufficient to pay the amount of the liquidating distributions on all outstanding Series G Preferred Shares and the corresponding amounts payable on all shares of other classes or series of our equity securities ranking on a parity with the Series G Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series G Preferred Shares and all other such classes or series of equity security will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. If liquidating distributions will have been made in full to all holders of Series G Preferred Shares, our remaining assets will be distributed among the holders of any other classes or series of equity security ranking junior to the Series G Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

         For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) our consolidation or merger of us with or into any other entity, (ii) our dissolution, liquidation, winding up, or reorganization of us immediately followed by incorporation of another entity to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of our assets to another entity; provided that, in each case, effective provision is made in the charter of the resulting and surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of the Series G Preferred Shares.

Redemption

         Except in limited circumstances to maintain our qualification as a REIT under the Code as described under "Description of Common Shares -- Restrictions on Ownership and Transfer", the Series G Preferred Shares are not redeemable prior to February 23, 2009. On any date as fixed by our Board of Trustees on or after February 23, 2009, we may, upon not less than 30 nor more than 90 days' written notice, redeem the Series G Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions thereon, if any (whether or not declared), to the date fixed for redemption (except as provided below), without interest, to the extent we will have funds legally available therefore. Holders of the Series G Preferred Shares to be redeemed will surrender the Series G Preferred Shares at the place designated in such notice and will be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption following such surrender. If notice of redemption of any Series G Preferred Shares has been given and such notice provides that on or before the redemption date specified therein the funds necessary for such redemption shall have been set aside by us in trust for the benefit of the holders of any Series G Preferred Shares so called for redemption, then from and after the redemption date so specified distributions will cease to accrue on such Series G Preferred Shares, such Series G Preferred Shares will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid distributions payable upon such redemption. If fewer than all of the outstanding Series G Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by our Board of Trustees and such shares will be redeemed pro rata from the holders of record thereof in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by us.

         Notwithstanding the foregoing, unless full cumulative distributions on all Series G Preferred Shares will have been or contemporaneously are authorized and either paid or set aside for payment for all past distribution periods, no Series G Preferred Shares will be redeemed unless all outstanding Series G Preferred Shares are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any Series G Preferred Shares (except by exchange for our shares of beneficial interest ranking junior to the Series G Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition of Series G Preferred Shares from persons owning in the aggregate more than 8.0% of the lesser of the number or value of our total outstanding shares of beneficial interest or 9.9% of the lesser of the number or value of our total outstanding Series G Preferred Shares in order to ensure that we remain qualified as a REIT for federal income tax purposes, or the purchase or acquisition of Series G Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series G Preferred Shares.

         Notice of redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 90 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 90 days prior to the redemption date, addressed to the respective holders of record of Series G Preferred Shares to be redeemed at their respective addresses as shown on our stock transfer books. No failure to give such notice or any defect thereto or in the mailing thereof will affect the validity of the proceedings for the redemption of any Series G Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series G Preferred Shares to be redeemed; (iv) the place or places where the Series G Preferred Shares are to be surrendered for payment of the redemption price; and (v) that distributions on the Series G Preferred Shares to be redeemed will cease to accrue on such redemption date. If fewer than all the Series G Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of Series G Preferred Shares to be redeemed from such holder.

         In order to facilitate the redemption of the Series G Preferred Shares, our Board of Trustees may fix a record date for the determination of the Series G Preferred Shares to be redeemed, such record date to be not less than 30 or more than 90 days prior to the date fixed for such redemption. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series G Preferred Shares for which a notice of redemption has been given.

         The Series G Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions (except as provided under " -- Restrictions on Ownership and Transfer").

         Subject to applicable law and the limitation on purchases when distributions on the Series G Preferred Shares are in arrears, we may, at any time and from time to time, purchase any Series G Preferred Shares in the open market, by tender or by private agreement.

Voting Rights

         Holders of the Series G Preferred Shares will not have any voting rights, except as set forth below or as otherwise expressly required by applicable law.

         Whenever distributions on any Series G Preferred Shares will be in arrears for six or more quarterly periods (whether or not consecutive), the holders of the Series G Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees of our Board at a special meeting called by the holders of record of at least 20% of the outstanding Series G Preferred Shares or the holders of shares of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders and at each subsequent meeting until all distributions accumulated on such Series G Preferred Shares for the past distribution periods and the then current distribution period will have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment in full. In such case, our entire Board of Trustees will be increased by two trustees.

         The affirmative vote or consent of the holders of at least two-thirds of the outstanding Series G Preferred Shares and of any series of shares ranking in parity with the Series G Preferred Shares, voting as a single class, will be required to authorize another class of equity securities senior to the Series G Preferred Shares with respect to the payment of distributions or the distribution of assets on liquidation. The affirmative vote or consent of the holders of at least two-thirds of the outstanding Series G Preferred Shares will be required to amend, alter or repeal any provision of, or add any provision to, the declaration of trust, as amended, including the articles supplementary relating to the Series G Preferred Shares, if such action would materially and adversely alter or change the rights, preferences or privileges of the Series G Preferred Shares. No such vote or consent is required in connection with (i) any increase in the total number of our authorized common shares; (ii) the authorization or increase of any class or series of shares of beneficial interest ranking, as to distribution rights and liquidation preference, on a parity with or junior to the Series G Preferred Shares; (iii) any merger or consolidation in which we are the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares of beneficial interest and no securities convertible into shares of beneficial interest ranking as to distribution rights or liquidation preference senior to the Series G Preferred Shares other than our securities outstanding prior to such merger or consolidation; (iv) any merger or consolidation in which we are not the surviving entity if, as result of the merger or consolidation, the holders of Series G Preferred Shares receive shares or beneficial interest or other equity securities with preferences, rights and privileges substantially identical with the preferences, rights and privileges of the Series G Preferred Shares and there are no outstanding shares of or beneficial interest or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to the Series G Preferred Shares other than our securities outstanding prior to such merger or consolidation; (v) any merger or consolidation in which the holders of the Series G Preferred shares receive cash in an amount equal to or greater than the liquidation preference plus accrued but unpaid dividends; or (vi) the issuance of any such shares ranking senior to the Series G Preferred Shares is to be made or any such change is to take effect, as the case may be, if, at or prior to the time such issuance the Series G Preferred Shares have been called for redemption upon proper notice of redemption to occur within 90 days and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series G Preferred Shares, unless the Redemption Price of the Series G Preferred Shares (other than any portion thereof consisting of accrued and unpaid dividends) shall be paid solely from the sale proceeds of such shares ranking senior to the Series G Preferred Shares.

Conversion

         The Series G Preferred Shares are not convertible into or exchangeable for any other property or securities.

Restrictions on Ownership and Transfer

         In addition to the restrictions on ownership and transfer set forth in the declaration of trust, the articles supplementary provide that ownership of Series G Preferred Shares by any person is limited, with certain exceptions, to 9.9% of the lesser of the number or value (in either case as determined in good faith by our Board of Trustees) of the total outstanding Series G Preferred Shares (the "Series G Ownership Limit"). For information regarding additional restrictions on ownership and transfer of the Series G Preferred Shares, see "Description of Common Shares -- Restrictions on Ownership and Transfer".

         Our Board of Trustees may waive the Series G Ownership Limit if evidence, satisfactory to our Board of Trustees and our tax counsel, is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of a waiver by our Board of Trustees, the intended transferee must give us written notice of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by our Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Series G Ownership Limit.

         Any transfer of Series G Preferred Shares that would (i) create a direct or indirect ownership of Series G Preferred Shares in excess of the Series G Ownership Limit, (ii) create a direct or indirect ownership of our shares of beneficial interest in excess of 8.0% of the lesser of the number or value of our total outstanding shares of beneficial interest, (iii) result in our shares of beneficial interest being owned by fewer than 100 persons for purposes of the REIT provisions of the Code or (iv) result in our being "closely held" within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the Series G Preferred Shares. The articles supplementary provide that we may, by notice to the holder thereof, purchase any or all Series G Preferred Shares (the "Series G Excess Preferred Shares") that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning Series G Preferred Shares in excess of the Series G Ownership Limit or would otherwise jeopardize our REIT status. From and after the date fixed for purchase by our Board of Trustees, the holder of such shares to be purchased by us will cease to be entitled to distributions, voting rights and other benefits with respect to such Series G Preferred Shares except the right to payment of the purchase price for the shares. The purchase price for any Series G Excess Preferred Shares will be equal to the fair market value of such Series G Preferred Shares. Any distribution paid to a proposed transferee on Series G Excess Preferred Shares prior to the discovery by us that such shares have been transferred in violation of the provisions of the articles supplementary will be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Series G Excess Preferred Shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring such Series G Excess Preferred Shares and to hold such Series G Excess Preferred Shares on our behalf.

         All persons who own, directly or indirectly by virtue of the attribution provisions of the Code, more than 5% in number or value of the outstanding Series G Preferred Shares must give us written notice containing the information specified in the articles supplementary by January 30 of each year. In addition, each direct or indirect holder of Series G Preferred Shares will upon demand be required to disclose to us in writing such information with respect to the direct or indirect ownership of Series G Preferred Shares as our Board of Trustees deem necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Transfer Agent

         The registrar, transfer agent and distribution disbursing agent for the Series G Preferred Shares will be Computershare Investor Services LLC.

OTHER PREFERRED SHARES

         The following description of the preferred shares which may be offered pursuant to a prospectus supplement sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The particular terms of the preferred shares being offered and the extent to which such general provisions may or may not apply will be described in a prospectus supplement relating to such preferred shares. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust, as amended (including any articles supplementary setting forth the terms of the preferred shares), and our bylaws, as in effect.

         Subject to limitations prescribed by Maryland law and our declaration of trust, as amended, our Board of Trustees is authorized to fix the number of shares constituting each series of preferred shares and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as may be fixed by resolution of our Board of Trustees or a duly authorized committee thereof. The preferred shares will, when issued, be fully paid and nonassessable and will have no preemptive rights.

         The register and transfer agent for any preferred shares will be set forth in the applicable prospectus supplement.

         Reference is made to the prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

         -        the title and stated value of such preferred shares;

         - the number of such preferred shares being offered, the liquidation preference per share and the offering price of such preferred shares;

         - the distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

         - the date from which distributions on such preferred shares shall accumulate, if applicable;

         - the procedures for any auction and remarketing, if any, for such preferred shares;

         - the provision for a sinking fund, if any, for such preferred shares;

         - the provisions for redemption, if applicable, of such preferred shares;

         - any listing of such preferred shares on any securities exchange;

         - the terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

         - a discussion of federal income tax considerations applicable to such preferred shares;

         - the relative ranking and preferences of such preferred shares as to distribution rights (including whether any liquidation preference as to the preferred shares will be treated as a liability for purposes of determining the availability of assets of ours for distributions to holders of Shares remaining junior to the preferred shares as to distribution rights) and rights upon liquidation, dissolution or winding up of our affairs;

         - any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

         - any limitations on direct or beneficial ownership and restrictions on transfer of such preferred shares, in each case as may be appropriate to preserve our status as a REIT; and

         - any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

Rank

         Unless otherwise specified in the applicable prospectus supplement, the preferred shares will, with respect to distribution rights and/or rights upon liquidation, dissolution or winding up, rank (i) senior to all classes or series of common shares, and to all equity securities ranking junior to such preferred shares with respect to our distribution rights and/or rights upon liquidation, dissolution or winding up of, as the case may be; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred shares with respect to distribution rights and/or rights upon liquidation, dissolution or winding up, as the case may be; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred shares with respect to distribution rights and/or rights upon liquidation, dissolution or winding up, as the case may be. As used in the declaration of trust, as amended, for these purposes, the term "equity securities" does not include convertible debt securities. The preferred shares may rank on a parity with or junior to the Series F Preferred Shares and the Series G Preferred Shares unless the holders of the Series F Preferred Shares and Series G Preferred Shares agree otherwise.

Distributions

         Unless otherwise specified in the applicable prospectus supplement, holders of preferred shares shall be entitled to receive, when, as and if authorized by our Board of Trustees, out of assets of ours legally available for payment, cash distributions at such rates (or method of calculation thereof) and on such dates as will be set forth in the applicable Prospectus Supplement. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our Board of Trustees.

         Distributions on any series of the preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Trustees fails to authorize a distribution payable on a distribution payment date on any series of the preferred shares for which distributions are noncumulative, then the holders of such series of the preferred shares will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and we will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are authorized for payment on any future distribution payment date.

         If any preferred shares of any series are outstanding, no full distributions shall be authorized or paid or set apart for payment on the preferred shares of ours of any other series ranking, as to distributions, on a parity with or junior to the preferred shares of such series for any period unless (i) if such series of preferred shares has a cumulative distribution, full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such series for all past distribution periods and the then current distribution period or (ii) if such series of preferred shares does not have a cumulative distribution, full distributions for the then current distribution period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such series. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to distributions with the preferred shares of such series, all distributions authorized upon the preferred shares of such series and any other series of preferred shares ranking on a parity as to distributions with such preferred shares shall be authorized pro rata so that the amount of distributions authorized per share on the preferred shares of such series and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the preferred shares of such series (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution) and such other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on preferred shares of such series which may be in arrears.

         Except as provided in the immediately preceding paragraph, unless (i) if such series of preferred shares has a cumulative distribution, full cumulative distributions on the preferred shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and (ii) if such series of preferred shares does not have a cumulative distribution, full distributions on the preferred shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no distributions (other than in common shares or other shares of beneficial interest ranking junior to the preferred shares of such series as to distributions and upon liquidation, dissolution or winding up of the affairs of us) shall be authorized or paid or set aside for payment or other distribution upon the common shares or any other shares of beneficial interest of us ranking junior to or on a parity with the preferred shares of such series as to distributions or upon liquidation, dissolution or winding up of the affairs of us, nor shall any common shares or any other shares of beneficial interest of ours ranking junior to or on a parity with the preferred shares of such series as to distributions or upon liquidation, dissolution or winding up of the affairs of us be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of beneficial interest) by us (except by conversion into or exchange for other shares of beneficial interest of ours ranking junior to the preferred shares of such series as to distributions and upon liquidation, dissolution or winding up of the affairs of us).

         Any distribution payment made on a series of preferred shares shall first be credited against the earliest accrued but unpaid distribution due with respect to shares of such series which remains payable.

Redemption

         If so provided in the applicable prospectus supplement, the preferred shares of any series will be subject to mandatory redemption or redemption at the option of us, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

         The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of such preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such preferred shares does not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest of ours, the terms of such preferred shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred shares shall automatically and mandatorily be converted into shares of the applicable shares of beneficial interest of ours pursuant to conversion provisions specified in the applicable prospectus supplement.

         Notwithstanding the foregoing, unless (i) if such series of preferred shares has a cumulative distribution, full cumulative distributions on all shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and
(ii) if such series of preferred shares does not have a cumulative distribution, full distributions on all shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no shares of such series of preferred shares shall be redeemed unless all outstanding preferred shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series, and, unless (i) if such series of preferred shares has a cumulative distribution, full cumulative distributions on all outstanding shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and (ii) if such series of preferred shares does not have a cumulative distribution, full distributions on all shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, we shall not purchase or otherwise acquire directly or indirectly any preferred shares of such series (except by conversion into or exchange for shares of beneficial interest of ours ranking junior to the preferred shares of such series as to distributions and upon liquidation).

         If fewer than all of the outstanding preferred shares of any series are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on our stock transfer books. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the preferred shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such preferred shares are to be surrendered for payment of the redemption price; (v) that distributions on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the preferred shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of preferred shares to be redeemed from each such holder. If notice of redemption of any preferred shares has been properly given and if the funds necessary for such redemption have been irrevocably set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date distributions will cease to accrue on such preferred shares, such preferred shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Any moneys so deposited which remain unclaimed by the holders of such preferred shares at the end of two years after the redemption date will be returned by the applicable bank or trust company to us.

Liquidation Preference

         Unless otherwise provided in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of us, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares of beneficial interest of ours ranking junior to any series of preferred shares in the distribution of assets upon our liquidation, dissolution or winding up, the holders of such series of preferred shares shall be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such series of preferred shares will have no right or claim to any of the remaining assets of ours. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all such outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of shares of beneficial interest of ranking on a parity with such series of preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such series of preferred shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If the liquidating distributions shall have been made in full to all holders of a series of preferred shares, the remaining assets of ours shall be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to such series of preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of us with or into any other corporation, (ii) our dissolution, liquidation, winding up, or reorganization immediately followed by organization of another entity to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of our assets to another entity; provided that, in each case, effective provision is made in the charter of the resulting and surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of preferred shares.

Voting Rights

         Holders of any series of preferred shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

         Unless provided otherwise for any series of preferred shares, so long as any preferred shares remain outstanding, we will not, without the affirmative vote or consent of the holders of a majority of the shares of each series of preferred shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to such series of preferred shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of beneficial interest of ours into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the declaration of trust, as amended, including the applicable articles supplementary for such series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of such series or any other series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such series with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of such series of preferred shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

         Whenever distributions on any preferred shares shall be in arrears for six or more consecutive quarterly periods, the holders of such preferred shares (voting together as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees of ours until, (i) if such series of preferred shares has a cumulative distribution, all distributions accumulated on such preferred shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of preferred shares does not

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

have a cumulative distribution, four consecutive quarterly distributions shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment. In such case, our entire Board of Trustees will be increased by two trustees.

Conversion Rights

         The terms and conditions, if any, upon which any series of preferred shares are convertible into common shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Restrictions on Transfer

         For us to qualify as a REIT under the Code, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Therefore, the declaration of trust, as amended, imposes certain restrictions on the ownership and transferability of preferred shares. For a general description of such restrictions, see "Description of Common Shares -- Restrictions on Ownership and Transfer." All certificates evidencing preferred shares will bear a legend referring to these restrictions.

                     DESCRIPTION OF SHAREHOLDER RIGHTS PLAN

         On March 9, 1999, the Board of Trustees adopted a shareholder rights plan and entered into a rights agreement with The Harris Trust and Savings Bank, as rights agent. The purpose of the shareholder rights plan is to enhance the Board of Trustees' ability to protect our shareholders' interests by encouraging potential acquirors to negotiate with our Board of Trustees prior to attempting a takeover bid and to provide our Board of Trustees with adequate time to consider any and all alternatives to such a bid. The rights plan may discourage, delay or prevent a change in control of our Company. It will not interfere with any merger or other business combination approved by our Board of Trustees.

         Under the shareholder rights plan, each of our shareholders of record on March 22, 1999 received a share purchase right for each outstanding common share that the shareholder owned. We refer to these share purchase rights as the "rights." The holder of a right does not have the powers and privileges of a shareholder with respect to the right. The rights trade with our shares of common shares and become exercisable only under the circumstances described below.

         In general, the rights will become exercisable when the first of the following events happens:

         - ten calendar days after a public announcement that a person or group has acquired beneficial ownership of 15% or more of our outstanding common shares; or

         - ten business days, or a later date if determined by the Board of Trustees, after the beginning of, or an announcement of an intention to make, a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of our outstanding common shares.

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

         If the rights become exercisable, the holder of a right will be able to purchase one one-hundredth of a Series E Junior Participating Preferred Share at an exercise price of $55 per one one-hundredth of a preferred share, subject to adjustment to prevent dilution.

         Once a person or group acquires 15% or more of our outstanding common shares, all holders of rights except that person or group may, upon payment of the exercise price, and in lieu of acquiring preferred shares, purchase, with respect to each right, a number of common shares having a market value equal to two times the $55 exercise price. In other words, each right will entitle the holder of the right to acquire common shares at a 50% discount to the market price of the common shares.

         In addition, if at any time following the public announcement that a person or group has acquired beneficial ownership of 15% or more of our outstanding common shares:

         - we enter into a merger or other business combination transaction in which we are not the surviving entity;

         - we enter into a merger or other business combination transaction in which we are the surviving entity, but all or part of our common shares are exchanged for securities of another entity, cash or other property; or

         - we sell or otherwise transfer or mortgage 50% or more of our assets or earning power;

         then each holder of a right, other than rights held by the person or group who triggered the event, will be entitled to receive, upon exercise, common shares of the acquiring company equal to two times the $55 exercise price of the right, effectively a 50% discount to the market price of such shares.

         At any time after a person or group has acquired beneficial ownership of 15% or more of our outstanding common shares and prior to such person or group acquiring 50% or more of our outstanding common shares, our Board of Trustees may, at its option, exchange all or any part of the then outstanding and exercisable rights for our common shares at an exchange ratio of one common share for each right.

         We may redeem all, but not less than all, of the rights at a price of $.01 per right at any time before the earlier of:

                  - the time at which any person or group has acquired beneficial ownership of 15% or more of our outstanding common shares; or

                  -   the expiration date of the rights agreement.

         The rights will expire at the close of business on March 9, 2009, unless we redeem or exchange them before that date.

         The above description of our rights plan is not intended to be a complete description. For a full description of the rights plan, you should read the rights agreement. The rights agreement is included as an exhibit to the registration statement of which this prospectus is a part. You may obtain a copy of this agreement at no charge by writing to us at the address listed on page 5.

                          DESCRIPTION OF COMMON SHARES

         The following description of the common shares sets forth certain general terms and provisions of the common shares to which any prospectus supplement may relate, including a prospectus supplement providing that common shares will be issuable upon conversion of preferred shares or upon the exercise of warrants or rights. The statements below describing the common shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust, as amended, and By-laws.

COMMON SHARES

         All Common Shares offered by any applicable prospectus supplement will be duly authorized, fully paid and nonassessable. Holders of our Common shares are entitled to receive dividends when authorized by our Board of Trustees out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of an adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our shares and to the provisions of our declaration of trust regarding restrictions on transfer of our shares, including Series F Preferred Shares and Series G Preferred Shares. For more information, see "Description of Series F Preferred Shares" or "Description of Series G Preferred Shares" in this prospectus.

         Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Except as provided with respect to any other class or series of shares, the holders of our common shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees.

         Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. All common shares will have equal dividend, liquidation and other rights.

POWER TO RECLASSIFY OUR SHARES

         Our declaration of trust authorizes our Board of Trustees to classify and reclassify any of our unissued common shares and preferred shares into other classes or series of shares. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our declaration of trust to set, subject to the restrictions on transfer of shares contained in our declaration of trust, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in their best interest.

POWER TO ISSUE ADDITIONAL COMMON SHARES AND PREFERRED SHARES

         We believe that the power to issue additional common shares or preferred shares and to classify or reclassify unissued common or preferred shares and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

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

         The description of the limitations on the liability of shareholders of ours set forth under "Description of Preferred Shares -- Other Preferred Shares" is applicable to holders of common shares.

         The Registrar and Transfer Agent for our common shares is Computershare Investor Services LLC.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

         For us to continue to qualify as a REIT under the Code, (i) not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year and
(ii) the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and certain other requirements must be satisfied.

         The declaration of trust, as amended, subject to certain exceptions, provides that no holder (other than (i) Herbert Glimcher, (ii) David Glimcher and (iii) any other person approved by our Board of Trustees, at their option and in their discretion, provided that such approval will not result in the termination of our status as a REIT, are excepted persons) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than the 8% ownership limit of the lesser of the number or value (in either case as determined in good faith by our Board of Trustees) of the total outstanding shares. In order to be considered by our Board of Trustees as an excepted person, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The articles supplementary for any series of preferred shares may provide, subject to certain exceptions, that no holder other than an excepted person may own, or be deemed to own by virtue of the attribution provisions of the attribution provisions of the Code, more than 9.9% of the lesser of the number or the value (in either case as determined in good faith by our Board of Trustees) of the total outstanding preferred shares. Our Board of Trustees may also waive either of the ownership limits if evidence satisfactory to our Board of Trustees and our tax counsel is presented, that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, the intended transferee must give written notice to us of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by our Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of either of the ownership limits. The limitation on ownership of common shares owned, directly or indirectly, by Messrs. Herbert Glimcher and David Glimcher is an aggregate of 25% of the lesser of the number or value of our outstanding Shares.

         The foregoing restrictions on transferability and ownership will not apply if our Board of Trustees determine that it is no longer in the best interests of us to attempt to qualify, or to continue to qualify, as a REIT. The ownership limits will not be automatically removed if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the ownership limits may delay, defer or prevent a change of control of us that might involve a premium price for our Shares or otherwise be in the best interest of the shareholders. Any change in the ownership limits would require an amendment to our declaration of trust, as amended.

         Any transfer or issuance of shares or any security convertible into shares that would (i) create a direct or indirect ownership of shares in excess of either of the ownership limits, (ii) with respect to transfers only, result in shares being owned by fewer than 100 persons or (iii) result in our being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares. Our declaration of trust, as amended, provides that we, by notice to the holder, may purchase any or all shares that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning shares in excess of the ownership limit or would otherwise jeopardize our REIT status. The articles supplementary for any series of preferred shares will provide that we, by notice to the holder, may purchase any or all preferred shares that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning preferred shares in excess of the preferred shares ownership limit or would otherwise jeopardize our REIT status. The purchase price of any of these shares shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or such price for the shares on the principal exchange if then listed on more than one national securities exchange, or, if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, or, if such quotation is not available, the fair market value as determined by our Board of Trustees in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by us. From and after the date fixed for purchase by our Board of Trustees, the holder of such shares to be purchased by us shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares. Any distribution paid to a proposed transferee on excess shares or excess preferred shares prior to the discovery by us that such shares have been transferred in violation of the provisions of our declaration of trust, as amended, or articles supplementary shall be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any of these shares shall be deemed, at our option, to have acted as an agent for us in acquiring these shares and to hold these shares for us.

         All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% in number or value of the outstanding (i) shares or (ii) preferred shares must give a written notice to us containing the information specified in our declaration of trust, as amended, or articles supplementary, as the case may be, by January 30 of each year. In addition, each shareholder shall upon demand be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as our Board of Trustees deem necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

         These ownership limitations may delay, defer or prevent a change in control of us unless our Board of Trustees determine that maintenance of REIT status is no longer in the best interests of us.

         All certificates evidencing common shares and preferred shares will bear a legend referring to the restrictions described above.

                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                     OF OUR DECLARATION OF TRUST AND BYLAWS

         The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to Maryland law, our declaration of trust and our bylaws.

CLASSIFICATION OF THE BOARD OF TRUSTEES

         Our declaration of trust provides that the number of our trustees may be established by the Board of Trustees but may not be fewer than two nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining trustees.

         Pursuant to our declaration of trust, our Board of Trustees is divided into three classes of trustees. At each annual meeting of shareholders, the successors to the class of trustees whose term expires at such meeting are elected to hold office for three-year terms. We believe that classification of the Board of Trustees will help to assure the continuity and stability of our business strategies and policies as determined by the Board of Trustees. Holders of common shares will have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the common shares will be able to elect all of the successors of the class of trustees whose terms expire at that meeting.

         The classified board provision could have the effect of making the replacement of incumbent trustees more time-consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control of us, even though the tender offer or change in control might be in the best interest of our shareholders.

REMOVAL OF TRUSTEES

         Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in our bylaws authorizing the Board of Trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees except by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

BUSINESS COMBINATIONS

         Under Maryland law, "business combinations" between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

         - any person who beneficially owns ten percent or more of the voting power of the trust's shares; or

         - an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the trust.

         A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

         After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of directors of the trust and approved by the affirmative vote of at least:

         - 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

         - two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

         These super-majority vote requirements do not apply if the trust's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

         The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder. Pursuant to the statute, our Board of Trustees has exempted any business combination involving any entity owned or controlled, directly or indirectly, by (i) our executive officers and trustees, or any of them, or (ii) any other person acting in concert with, or any "group" (as defined in Section 13 of the Exchange Act of 1934, as amended, and the rules thereunder) with any of our executive officers or trustees. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them. As a result, such parties may be able to enter into business combinations with us that may not be in the best interest of our shareholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

         The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

CONTROL SHARE ACQUISITIONS

         Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. Control Shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

         -        one-tenth or more but less than one-third,

         -        one-third or more but less than a majority, or

         -        a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

         Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

EXTRAORDINARY TRANSACTIONS; AMENDMENT TO THE DECLARATION OF TRUST

         Under Maryland law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity, unless approved by the affirmative vote of shareholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our declaration of trust provides for a lesser percentage for amendments to our declaration of trust, which, except for amendments to specific provisions enumerated in our declaration of trust, may be amended by the affirmative vote of holders of not less than a majority of shares entitled to vote thereon. Under Maryland law, the declaration of trust of a Maryland real estate investment trust may permit the trustees, by a two-thirds vote, to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law, without the affirmative vote or written consent of the shareholders. Our declaration of trust permits such action by our Board of Trustees.

         Subject to the provisions of any class or series of our shares outstanding, we may merge or consolidate with another entity or sell or transfer all or substantially all of our property, if approved by the Board of Trustees and by the affirmative vote of shareholders holding (i) not less than two-thirds of the shares entitled to be cast on the matter, if we are not the surviving entity in any merger or consolidation or in the event of a sale of property or
(ii) not less than a majority of the shares entitled to be cast on the matter, in all other cases.

TERMINATION OF THE TRUST

         Subject to the provisions of any class or series of our shares outstanding, after approval by a majority of the entire Board of Trustees, our company may be terminated by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

         Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by the Board of Trustees or (iii) by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Trustees at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the Board of' Trustees, or (iii) provided that the Board of Trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions of the bylaws only if the Board of Trustees has determined that trustees will be elected at such meeting.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

         The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our declaration of trust on classification of the Board of Trustees and removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our shareholders or otherwise be in their best interest.

                             DESCRIPTION OF WARRANTS

         We may, from time to time, issue warrants for the purchase of preferred shares or common shares. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as an agent of ours in connection with that series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

         The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered: (i) the title of the warrants; (ii) the aggregate number of warrants issued; (iii) the price or prices at which such warrants will be issued; (iv) the currencies in which the price of the warrants may be payable; (v) the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the warrants; (vi) the designation and terms of the offered securities with which the warrants are issued and the number of the warrants issued with each security; (vii) the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the securities purchasable upon exercise of the warrants will be payable; (viii) if applicable, the date on and after which the warrants and the related securities will be separately transferable; (ix) the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased and any provisions relating to the adjustment of such price; (x) the date on which the right to exercise the warrants shall commence and the date on which the right shall expire; (xi) the minimum or maximum amount of the warrants which may be exercised at any one time; (xii) information with respect to book-entry procedures, if any; (xiii) a discussion of certain federal income tax considerations; and (xiv) any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                              DESCRIPTION OF RIGHTS

         We may from time to time, issue rights to our shareholders for the purchase of common shares, preferred shares or other Securities. Each series of rights will be issued under a separate rights agreement to be entered into between, from time to time, and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the Commission and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of rights.

         The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable: (i) the date for determining the shareholders entitled to the rights distribution; (ii) the aggregate number of common shares purchasable upon exercise of the rights and the exercise price and any adjustments to such exercise price; (iii) the aggregate number of rights being issued; (iv) the date, if any, on and after which the rights may be transferable separately; (v) the date on which the right to exercise the rights shall commence and the date on which the right shall expire; (vi) any special federal income tax consequences; and (vii) any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

                        DESCRIPTION OF PURCHASE CONTRACTS

         We may, from time to time, issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of common shares or preferred shares or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

         The prospectus supplement will describe the terms of any purchase contracts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

                              DESCRIPTION OF UNITS

         We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

         Any applicable prospectus supplement will describe:

         - the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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

         - any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

         - any material provisions of the governing unit agreement that differ from those described above.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general summary of the provisions of the Code, governing the United States federal income tax treatment of a REIT and of certain United States federal income tax considerations relevant to the purchase, ownership and disposition of the offered securities and is not tax advice. These provisions are highly technical and complex, and this summary is qualified in its entirety by the applicable Code provisions, regulations promulgated thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof. Moreover, this summary is directed to prospective purchasers who will hold the offered securities as capital assets and does not deal with all tax aspects that might be relevant to a particular prospective shareholder in light of his or her personal circumstances, nor does it deal with particular types of shareholders that are subject to special treatment under the Code, such as tax-exempt organizations, insurance companies, financial institutions, foreign taxpayers and broker-dealers.

         The information in this section is based on the Code, current, temporary and proposed Treasury Regulations thereunder, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change the current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change.

         EACH PROSPECTIVE PURCHASER OF THE OFFERED SECURITIES IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND SALE OF THE OFFERED SECURITIES AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

         In the opinion of Bryan Cave, LLP, the following discussion, to the extent it constitutes matters of law or legal conclusions (assuming the facts, representations and assumptions upon which the discussion is based are accurate), accurately represents the material United States federal income tax considerations relevant to purchasers of the offered securities. The supplemental prospectus under which any such securities are issued may include additional tax considerations.

UNITED STATES FEDERAL INCOME TAXATION OF THE COMPANY

     General

         We elected to be taxed as a REIT under Sections 856 and 860 of the Code, commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that qualifies for taxation as a REIT under the Code. We also believe that we will continue to operate in a manner that will preserve our status as a REIT. We cannot assure you, however, that such requirements will be met in the future. We intend to continue to operate in a manner that will enable us to qualify for taxation as a REIT, but we cannot assure you that we will operate in a manner so as to qualify or remain qualified. We must emphasize that this opinion is based on various assumptions and is conditioned upon certain representations that we made as to factual matters concerning our business and properties. Moreover, qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels, diversity of share ownership, and the various other qualification tests imposed under the Code discussed below. Accordingly, we cannot be sure that the actual results of our operation for any one taxable year will satisfy such requirements. If we do qualify for tax treatment as a REIT, we will generally not be subject to United States federal corporate income taxes on net income that we distribute to shareholders.

         We will be subject to United States federal income tax, however, as follows: First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, we may be subject to the "alternative minimum tax" to the extent that tax exceeds its regular tax. Third, if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, any net income that we have from prohibited transactions (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business other than dispositions of property that occur due to an involuntary conversion) will be subject to a 100% tax. Fifth, if we should fail to satisfy either the 75% or 95% gross income tests (as discussed below), and have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (i) the gross income attributable to the greater of (a) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% gross income test, and (b) 90% of our gross income (95% for taxable years ending before January 1, 2001) over the amount of gross income that is qualifying income for purposes of the 95% gross income test, multiplied by (ii) a fraction intended to reflect the Company's profitability. Sixth, if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from preceding periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if we acquire any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such an asset during the 10-year period (the "Recognition Period") beginning on the date on which such asset was acquired by us, then, to the extent of the excess, if any, of the fair market value over the adjusted basis of such asset as of the beginning of the Recognition Period such gain will be subject to tax at the highest regular corporate rate. However, for acquisitions of assets from a C corporation occurring on or after January 2, 2002, the C corporation may elect to be subject to immediate tax by recognizing gain as if it had sold the acquired assets to an unrelated third party at fair market value immediately before the transaction, in lieu of the REIT recognizing gain upon a later disposition of such assets within the 10-year recognition period. Eighth, for taxable years beginning after December 31, 2000, if we receive non-arm's length income from a taxable REIT subsidiary (as defined below under "-- Qualified REIT Subsidiaries and Taxable REIT Subsidiaries"), or as a result of services provided by a taxable REIT subsidiary to our tenants, we will be subject to a 100% tax on such amounts.

     Requirements for Qualification

         A REIT is defined in the Code as a corporation, trust or association:
(i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities) (the "Five or Fewer Requirement"); and (vii) which meets certain income and asset tests described below. Conditions (i) to
(iv), inclusive, must be met during the entire taxable year and condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to "look-through" exception in the case of condition (vi).

         We believe we have satisfied the share ownership requirements set forth in (v) and (vi) above. In addition, our declaration of trust provides restrictions regarding the transfer of its shares which are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer restrictions are described in "Description of Preferred Shares -- Other Preferred Shares -- Restrictions on Transfer" and "Description of Common Shares -- Restrictions on Ownership and Transfer."

         If we comply with regulatory rules pursuant to which we are required to send annual letters to certain of our shareholders requesting information regarding the actual ownership of our stock, but we do not know, or exercising reasonable diligence would not have known, whether we failed to meet the requirement that we not be closely held, we will be treated as having met the requirement described in (6) above. If we were to fail to comply with these regulatory rules for any year, we would be subject to a $25,000 penalty. If our failure to comply was due to intentional disregard of the requirements, the penalty is increased to $50,000. However, if our failure to comply was due to reasonable cause and not willful neglect, no penalty would be imposed.

     Ownership of a Partnership Interest

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the REIT qualification tests, including satisfying the gross income tests and the asset tests. Accordingly, our proportionate share of the assets, liabilities, and items of income of the Glimcher Properties Limited Partnership (the "Operating Partnership") will be treated as our assets, liabilities, and items of income for purposes of applying the requirements described herein, provided that the Operating Partnership is treated as a partnership for United States federal income tax purposes and is not taxable as a corporation for United States federal income tax purposes.

         If the Operating Partnership or any similar entity directly or indirectly owned by us were to be treated as an association taxable as a corporation for United States federal income tax purposes, such entity would be subject to an entity-level corporate tax on its income. In such a situation, the character of our assets and items of gross income would change, which could preclude us from satisfying the asset tests and possibly the income tests (see "-- Income Tests" and "-- Asset Tests" below), and in turn may prevent us from qualifying as a REIT.

     Income Tests

         There are three percentage tests relating to the sources of our gross income that we must satisfy annually to maintain our qualification as a REIT. First, at least 75% of our gross income (excluding gross income from certain sales of property held primarily for sale and from discharge of indebtedness) must be directly or indirectly derived each taxable year from investments relating to real property or mortgages on real property or certain temporary investments. Second, at least 95% of our gross income (excluding gross income from certain sales of property held primarily for sale and from discharge of indebtedness) must be directly or indirectly derived each taxable year from any of the sources qualifying for the 75% test and from dividends, interest, and gain from the sale or disposition of stock or securities. As discussed earlier, in applying these tests, if we invest in a partnership, such as the Operating Partnership, we will be treated as realizing our share of the income and bearing our share of the loss of the partnership, and the character of such income or loss, as well as other partnership items, will be determined at the partnership level.

         Rents we receive will qualify as "rents from real property" for purposes of satisfying the gross income tests for a REIT only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of such tenant; except that for tax years beginning after December 31, 2000, rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if we own more than a 10% interest in such subsidiary. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease (determined by comparing the fair market value of the personal property leased by the tenant to the fair market value of all the property leased by the tenant), then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no income; provided, however, we may directly perform certain services customarily furnished or rendered in connection with the rental of real property in the geographic area in which the property is located other than services which are considered rendered to the occupant of the property. We will, in a timely manner, hire independent contractors from whom we derive no revenue to perform such services, except that we will directly perform services under certain of our leases with respect to which we will receive an opinion of counsel or otherwise satisfy ourself that our performance of such services will not cause the rents to fail to qualify as "rents from real property." We believe that each of the above requirements has been satisfied. In addition, we are permitted to receive up to 1% of the gross income from each property from the provision of non-customary services and still treat all other amounts received from such property as "rents from real property."

         The term "interest" generally does not include any amount if the determination of such amount depends in whole or in part on the income or profits of any person, although an amount generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage of receipts or sales.

         If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are eligible for relief under certain provisions of the Code. These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions. If these relief provisions apply, a 100% tax is imposed on an amount equal to (i) the gross income attributable to the greater of (a) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% gross income test, and (b) 90% of our gross income (95% for taxable years ending before January 1, 2001) over the amount of gross income that is qualifying income for purposes of the 95% gross income test, multiplied by (ii) a fraction intended to reflect the Company's profitability.

     Asset Tests

         At the close of each quarter of our taxable year, we must also satisfy several tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of our operation) and government securities. Second, not more than 25% of the value of our total assets may be represented by securities other than those includible in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities (other than securities issued by another REIT or by a taxable REIT subsidiary) may not exceed 5% of the value of our total assets. Fourth, for taxable years beginning after December 31, 2000, not more than 20% of our total assets may constitute securities issued by taxable REIT subsidiaries. Finally, of the investments included in the 25% asset class, we may not own more than 10% of the outstanding securities by vote or value (except for any grandfathered securities in existence on July 12, 1999 as described below under the heading "Qualified REIT Subsidiaries and Taxable REIT Subsidiaries") of any one issuer (other than issuers that are REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or debt instruments that are considered straight debt under a safe harbor provision of the Code).

     Annual Distribution Requirements

         We, in order to avoid being taxed as a regular corporation, are required to make distributions (other than capital gain dividends) to our shareholders which qualify for the dividends paid deduction in an amount at least equal to (i) the sum of (a) 90% of our "REIT taxable income" (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the after tax net income, if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. (For taxable years beginning before January 1, 2001, the required amount of distributions described above and below was 95% of the amount of our income or gain, as the case may be). Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular distribution payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax thereon at regular corporate tax rates. Finally, as discussed above, we may be subject to an excise tax if we fail to meet certain other distribution requirements. We intend to make timely distributions sufficient to satisfy these annual distribution requirements.

         It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to, among other things, (i) timing differences between (a) the actual receipt of income and actual payment of deductible expenses and (b) the inclusion of such income and deduction of such expenses in arriving at our taxable income, or (ii) the payment of severance benefits that may not be deductible to us. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable share distributions in order to meet the distribution requirement.

         Under certain circumstances, in the event of a deficiency determined by the IRS, we may be able to rectify a resulting failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, although we may be able to avoid being taxed on amounts distributed as deficiency distributions, we will be required to pay interest based upon the amount of any deduction taken for deficiency distributions.

     Qualified REIT Subsidiaries and Taxable REIT Subsidiaries

         REITs may own wholly owned subsidiaries which are "qualified REIT subsidiaries." A qualified REIT subsidiary is any corporation, other than a "taxable REIT subsidiary" described below, that is wholly-owned by a REIT, directly or indirectly through disregarded subsidiaries. A qualified REIT subsidiary is not treated as a separate corporation. Thus, all assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary will be treated for United States federal income tax purposes as assets, liabilities, and items of income, deduction and credit of ours, including for purposes of the REIT income and assets tests. Any qualified REIT subsidiary of ours will not be subject to United States federal corporate income tax, but it may be subject to state and local taxation in some states. A REIT may also own up to 100% of the stock in a corporation that constitutes a "taxable REIT subsidiary," provided that the REIT's aggregate holdings of taxable REIT subsidiary securities do not exceed 20% of the value of the REIT's total assets. A taxable REIT subsidiary is a corporation in which a REIT owns stock, directly or indirectly, and with respect to which the corporation and the REIT have made a joint election to treat the corporation as a taxable REIT subsidiary. Additionally, any corporation in which a taxable REIT subsidiary owns more than 35% of the voting power or value is itself a taxable REIT subsidiary. A taxable REIT subsidiary can perform impermissible tenant services without causing the REIT to be treated as having received impermissible tenant services income under the REIT income tests.

         A taxable REIT subsidiary will pay tax at regular corporate income tax rates on its taxable net income. A taxable REIT subsidiary, however, may in certain circumstances be limited in its ability to deduct interest paid by it to the REIT. Moreover, the Code provides a tax on a REIT equal to 100% of redetermined rents, redetermined deductions and excess interest. Redetermined rents are generally rents from real property which would otherwise be reduced on distribution, apportionment or allocation to clearly reflect income as a result of services furnished or rendered by a taxable REIT subsidiary to tenants of the REIT. There are a number of exceptions with regard to redetermined rents, which are summarized below.

         - Redetermined rents do not include amounts received directly or indirectly by a REIT for customary services, or amounts received by an independent contractor from whom the REIT does not derive any income.

         - Redetermined rents do not include de minimis payments received by the REIT for non-customary services rendered to the tenants of a property owned by the REIT that do not exceed 1% of all amounts received by the REIT with respect to the property.

         - The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to the tenants of the REIT, so long as the taxable REIT subsidiary renders a significant amount of similar services to persons other than the REIT and to tenants who are unrelated to the REIT or the taxable REIT subsidiary or the REIT tenants, and the charge for these services is substantially comparable to the charge for similar services rendered to such unrelated persons.

         - The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to a tenant of a REIT if the rents paid by tenants leasing at least 25% of the net leasable space in the REIT's property who are not receiving such services are substantially comparable to the rents paid by tenants leasing comparable space who are receiving the services and the charge for the services is separately stated.

         - The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to tenants of a REIT if the gross income of the taxable REIT subsidiary from these services is at least 150% of the taxable REIT subsidiary's direct cost of rendering the services.

         - The Secretary of the Treasury has the power to waive the tax that would otherwise be imposed on redetermined rents if the REIT establishes to the satisfaction of the Secretary that rents charged to tenants were established on an arms' length basis even though a taxable REIT subsidiary provided services to the tenants.

         Redetermined deductions are deductions, other than redetermined rents, of a taxable REIT subsidiary if the amount of these deductions would be decreased on distribution, apportionment or allocation to clearly reflect income between the taxable REIT subsidiary and the REIT. Excess interest means any deductions for interest payments made by a taxable REIT subsidiary to the REIT to the extent that the interest payments exceed a commercially reasonable rate of interest.

         A REIT will be prohibited from owning more than 10%, by vote or by value, of the securities, other than specified debt securities, of any issuer. This does not apply, however, to taxable REIT subsidiaries, qualified REIT subsidiaries (discussed above) and non-qualified corporate subsidiaries in which the REIT does not own more than 10% of the voting securities if:

         - the non-qualified subsidiary was established on or before July 12, 1999,

         - the subsidiary does not engage in a new line of business or acquire any substantial asset (other than pursuant to a binding contract in effect as of July 12, 1999, a tax-free exchange, an involuntary conversion or a reorganization with another non-qualified corporate subsidiary) and

         - the REIT does not acquire any new securities in such subsidiary (other than pursuant to a binding contract in effect as of July 12, 1999 or a reorganization with another non-qualified corporate subsidiary).

         Except for certain corporations (with respect to each of which an election to be treated as a taxable REIT subsidiary of the Company has been filed or the stock of which is owned more than 35% by another taxable REIT subsidiary), various qualified REIT subsidiaries, and corporations in which we are permitted to own in excess of 10% in value under the grandfather provisions described above, there is no corporation in which we own securities that exceed 10% of either the vote or value of the corporation. Thus, we will not violate the general limitation on a REIT's ownership of 10% of the vote or value of the securities of a corporation. Furthermore, we do not expect that through our ownership of any corporation, directly or indirectly, we will violate the requirement that the value of all securities in taxable REIT subsidiaries held by a REIT not exceed 20% of the value of all of the assets of the REIT. Finally, we do not expect that we will incur any liability for the 100% tax imposed on redetermined rents, redetermined deductions, or excess interest as a result of the election to treat any such corporation as a taxable REIT subsidiary.

FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST

         Our election to be treated as a REIT will be automatically terminated if we fail to meet the requirements described above and are ineligible for relief from such failure. In that event, we will be subject to tax (including any applicable minimum tax) on our taxable income at regular corporate rates, and we will be unable to deduct distributions to shareholders. Also, all distributions to shareholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits allocable to such distributions and, subject to certain limitations of the Code, will be eligible for the dividends received deduction for corporate shareholders (although special rules apply in the case of any "extraordinary dividend" as defined in Code Section 1059). We will not be eligible again to elect REIT status until the fifth taxable year which begins after the year for which our election was terminated unless we did not willfully fail to file a timely return with respect to the termination taxable year, inclusion of incorrect information in such return was not due to fraud with intent to evade tax, and we establish that failure to meet the requirement was due to reasonable cause and not willful neglect. Failure to qualify for even one year could result in our incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.

UNITED STATES FEDERAL INCOME TAXATION OF U.S. HOLDERS

         Except as otherwise provided herein, the following summary discusses United States federal income tax consequences to U.S. Holders (defined below) of investing in the offered securities. As used herein, the term "U.S. Holder" means a beneficial owner of the offered securities that is for United States federal income tax purposes: (i) a citizen or resident of the United States,
(ii) a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized under the laws of the United States or of any state thereof or in the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or has made a valid election to be treated as a United States person. As used herein, the term "Non-U.S. Holder" means a beneficial owner of the offered securities that is not a U.S. Holder.

         If an entity or arrangement treated as a partnership for United States federal income tax purposes holds the offered securities, the United States federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding the offered securities should consult its own tax advisor regarding the United States federal income tax consequences to the partner of the acquisition, ownership and disposition of the offered securities by the partnership.

     General

         So long as we qualify for taxation as a REIT, distributions with respect to common shares, preferred shares or common shares acquired in conversion of any convertible preferred shares (collectively "Shares") made out of current or accumulated earnings and profits allocable thereto (and not designated as capital gain dividends) will be includible by our U.S. Holders as ordinary income for United States federal income tax purposes. For this purpose, our current and accumulated earnings and profits will be allocated first to distributions with respect to preferred shares and then to distributions with respect to common shares. None of these distributions will be eligible for the dividends received deduction for corporate shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Holder has held his or her shares. Corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

         For individual U.S. Holders, the maximum United States federal income tax rate applicable to items of ordinary income and net short-term capital gains for taxable years beginning January 1, 2003, and ending before January 1, 2011, is 35%. Long-term capital gains recognized on or after May 6, 2003 and before January 1, 2009, are taxed for individual U.S. Holders at a maximum rate of 15% (for gains from capital assets held for more than one year). Certain qualified dividends in the hands of individual

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U.S. Holders will be taxed at a maximum rate of 15% effective January 1, 2003, through December 31, 2008. If a dividend is not a qualified dividend, then such dividend would be taxed at the ordinary income tax rates of up to 35%.

         Except as set forth below, a REIT's individual U.S. Holders generally will not benefit from the 15% maximum tax rate with respect to dividends paid by the REIT because such dividends are generally not subject to taxation at the REIT level. However, there are at least three circumstances in which an individual U.S. Holder of a REIT will be subject to tax on dividends paid by the REIT at a maximum rate of 15%. First, distributions designated as long-term capital gain dividends may be eligible for the maximum rate of 15%. Second, dividends attributable to dividends received by the REIT from non-REIT corporations, such as taxable REIT subsidiaries, may be eligible for the 15% maximum rate. Third, dividends attributable to income upon which the REIT has paid corporate income tax (this would occur if, for example, the REIT incurs corporate level tax due to the failure to distribute the requisite minimum amount of income, or due to recognition of certain "built-in" gains) may be eligible for the 15% maximum rate.

         If we elect to retain and pay income tax on any net long term capital gain, our U.S. Holders would include in their income as long term capital gain their proportionate share of such net long term capital gain. A U.S. Holder would also receive a refundable tax credit for such U.S. Holder's proportionate share of the tax we paid on such retained capital gains and an increase in its basis in our shares in an amount equal to the U.S. Holder's includible capital gains less its share of the tax deemed paid.

         Distributions in excess of current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted basis of the U.S. Holder's Shares. U.S. Holders will be required to reduce the tax basis of their Shares by the amount of such distributions until such basis has been reduced to zero, after which such distributions will be taxable as capital gain (ordinary income in the case of a U.S. Holder who holds his or her Shares as a dealer). The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the Shares. Any loss upon a sale or exchange of Shares by a U.S. Holder who held such Shares for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent such U.S. Holder previously received capital gain distributions with respect to such Shares.

         Capital gain we realize on the sale of our assets generally will equal the difference between the sale price and our tax basis in the asset sold. This initial tax basis will be subsequently reduced by annual depreciation deductions. Inasmuch as the initial contribution of certain properties (the "Contributed Properties") to the Operating Partnership was not fully taxable, the Operating Partnership's initial basis in each of the Contributed Properties, as such basis may be adjusted, is at least equal to the transferors' basis in the Contributed Properties immediately prior to the transactions, which is a lower basis than had such properties been purchased from the transferors thereof in a fully taxable transaction. However, by reason of certain partnership allocation provisions, this lower initial tax basis should not result in a greater taxable gain to us than would have been the case if the Contributed Properties had been purchased by us in a fully taxable transaction. Additionally, such lower initial tax basis may result in lower aggregate depreciation deductions over the lives of the Properties than if we had purchased the Contributed Properties in a fully taxable transaction; however, by reason of certain partnership allocation provisions, we may be entitled to greater depreciation deductions in the initial years following our formation. Depreciation deductions reduce taxable income and thus may effectively increase the portion of distributions which would represent a non-taxable return of capital.

         U.S. Holders may not include in their individual United States federal income tax returns any of our net operating losses or capital losses. In addition, any distribution we declare in October, November or December of any year payable to a U.S. Holder of record on a specified date in any such month shall

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be treated as both paid by us and received by the U.S. Holder on December 31 of such year, provided that we actually pay such distribution no later than January 31 of the following year. We may be required to withhold a portion of capital gain distributions to any U.S. Holders who fail to certify their non-foreign status to us.

         The IRS has ruled that if a REIT's dividend reinvestment plan allows U.S. Holders of the REIT to elect to have cash distributions reinvested automatically in shares of the REIT at a purchase price equal to at least 95% of fair market value on the distribution date, then such cash distributions qualify under the 90% distribution test described above at "United States Federal Income Taxation of the Company -- Annual Distribution Requirements." Under the terms of our Distribution Reinvestment and Share Purchase Plan (the "Purchase Plan"), shares are generally thereunder acquired at a price not less than 95% of the fair market value of the shares after giving effect to certain items such as any discount and brokerage fees we paid. Thus, distributions reinvested under the Purchase Plan should count towards satisfying the 90% distribution test. U.S. Holders should be aware that amounts of dividends reinvested pursuant to the Purchase Plan will be taxable income to them, regardless of the fact that such dividends have been reinvested (i.e., the tax is not deferred until the shares received from participation in the Purchase plan are sold or disposed of).

     Conversion of Convertible Preferred Shares into Common Shares

         No gain or loss will be recognized to a U.S. Holder upon conversion of any convertible preferred shares solely into common shares. However, gain realized upon the receipt of cash paid in lieu of fractional common shares will be taxed immediately to a converting U.S. Holder. Except to the extent of cash paid in lieu of fractional common shares, the adjusted tax basis for the common shares received upon the conversion will be equal to the adjusted tax basis of any convertible preferred shares converted, and the holding period of the common shares will include the holding period of any convertible preferred shares converted. A holder of any convertible preferred shares may recognize gain or dividend income to the extent there are dividends in arrears on such shares at the time of conversion into common shares.

     Adjustment of Conversion Price

         Section 305(c) of the Code and the Treasury Regulations thereunder treat as a dividend certain constructive distributions of shares with respect to preferred shares. The operation of the conversion price adjustment provisions of any convertible preferred shares, or the failure to adjust fully the conversion price for any convertible preferred shares to reflect a distribution of shares, share warrants or share rights with respect to the common shares, or a reverse share split, may result in the deemed receipt of a dividend by the holders of any convertible preferred shares or the common shares if the effect is to increase such holders' proportionate interests in us. However, adjustments to reflect nontaxable share splits or distributions of shares, share warrants or share rights will, generally, not be so treated. Any such constructive dividends may constitute (and cause other dividends to constitute) extraordinary dividends to corporate holders.

     Redemption Premium of Preferred Shares

         If the redemption price of preferred shares that are subject to redemption exceeds their issue price (we refer to such excess as a "redemption premium"), in certain situations the entire amount of the redemption premium will be treated as being distributed to the holder of such shares, on an economic accrual basis, over the period from issuance of such shares until the date the shares are first redeemable (we refer to such deemed distribution as a "constructive distribution"). A constructive distribution may occur only if the preferred shares are subject to a redemption premium, and only if (1) we are required to redeem the shares at a specified time, (2) the holder of the shares has the option to require us to redeem

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

the shares, or (3) we have the right to redeem the shares, but only if under applicable regulations, redemption pursuant to that right is more likely than not to occur. Further information regarding the possible tax treatment of redemption premiums with respect to any preferred shares will be set forth in the applicable prospectus supplement for such preferred shares.

         Gain or loss recognized by a holder on a redemption of preferred shares will be treated as a gain or loss from the sale or exchange of the preferred shares (see "-- Other Disposition" below), if, taking into account shares that are actually or constructively owned under the rules of Code Section 318 by such holder, either (i) the holder's interest in common shares and preferred shares is completely terminated as a result of the redemption, (ii) the redemption is "substantially disproportionate" with respect to the holder or (iii) the redemption is "not essentially equivalent to a dividend". Whether a redemption is not essentially equivalent to a dividend depends on each holder's facts and circumstances, but in any event, requires a "meaningful reduction" in such holder's interest in us.

         If none of the above conditions are satisfied, the entire amount of the cash received on a redemption of the preferred shares will be treated as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits). The holder's basis in the redeemed preferred shares would, in such case, be transferred to the holder's remaining shares of ours (if any).

     Other Disposition

         Upon the sale or exchange of Shares to or with a person other than us or a sale or exchange of Shares with us to the extent not taxable as a dividend, a holder will recognize capital gain or loss equal to the difference between the amount realized on such sale or exchange and the holder's adjusted tax basis in such shares. For these purposes, the period for which any convertible preferred shares was held would be included in the holding period of any common shares received upon conversion thereof.

     Warrants

         A holder generally will not recognize income or loss upon the acquisition of a warrant. A holder who receives shares upon the exercise of a warrant should not recognize gain or loss except to extent of any cash received for fractional shares. Such a holder would have a tax basis in the shares acquired pursuant to a warrant equal to the amount of the purchase price allocated to the warrant plus the amount paid for the shares pursuant to the warrant. The holding period for the shares acquired pursuant to a warrant would begin on the date of exercise. Upon the subsequent sale the shares acquired pursuant to a warrant or upon a sale of a warrant, the holder thereof would generally recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and its tax basis in such shares or warrant, as the case may be. The foregoing assumes that warrants will not be held as a hedge, straddle or as a similar offsetting position with respect to our Shares and that Code Section 1092 will not apply.

     Debt Securities

         This section describes the material United States federal income tax consequences to U.S. Holders of owning the debt securities that we may offer. It applies to U.S. Holders who purchase debt securities that are not original issue discount or zero coupon debt securities and that were acquired in an initial offering at the offering price. If you purchase these debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

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

         The tax consequences of owning any debt securities that are zero coupon debt securities, original issue discount debt securities, floating rate debt securities or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

         A U.S. Holder will be taxed on interest on debt securities at ordinary income rates at the time such U.S. Holder receives the interest or when it accrues, depending on such U.S. Holder's method of accounting for tax purposes.

         A U.S. Holder's tax basis in the debt security will generally be its cost. A U.S. Holder will generally recognize capital gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and the tax basis in the debt security.

     Backup Withholding, Information Reporting and Other Information

         Information-reporting requirements, generally, will apply to certain U.S. Holders with regard to certain payments such as payments of dividends on our stock, payments of interest on our debt securities and payments of the proceeds of the sale of our stock, unless an exception applies. In addition, under the backup withholding rules, we would be required to withhold at the applicable tax rate (currently at the rate of 28%) from payments subject to information reporting when (i) a shareholder fails to supply a correct taxpayer identification number ("TIN") to the payor or to establish an exemption from backup withholding; or (ii) the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect TIN. A shareholder that does not provide us with a correct TIN may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions or proceeds of a redemption of our shares made to any U.S. Holders who fail to certify their non-foreign status to us. Furthermore, if you are a U.S. Holder, payments made to you by a broker upon sale of our shares generally will be subject to the information reporting and backup withholding rules described above. Applicable Treasury Regulations provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. Because the application of these Treasury Regulations varies depending on the shareholder's particular circumstances, you are advised to consult your tax advisor regarding the information reporting and withholding requirements applicable to you.

         Under Treasury Regulations which are generally directed towards tax shelters, but which are quite broad, the activities of the Company may include one or more "reportable transactions" requiring us to file an information return. In addition, other "material advisors" to the Company may each be required to maintain for a specified period of time a list containing certain information regarding the "reportable transaction," and the IRS could inspect such lists upon request. You should consult your own tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares, or transactions that might be undertaken by us.

UNITED STATES FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

         The rules governing United States federal income taxation of Non-U.S. Holders are complex and no attempt will be made herein to provide more than a general summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws with regard to an investment in the offered securities, including any reporting requirements, as well as the tax treatment of such an investment under their home country laws.

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

     Distributions With Respect to Shares Held by Non-U.S. Holders

         Distributions that are not attributable to gain from our sale or exchange of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a United States federal withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Shares is treated as effectively connected with the Non-U.S. Holder's conduct of a United States trade or business, the Non-U.S. Holder generally will be subject to United States federal income tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation). We expect to withhold United States federal income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Holder unless (i) a lower treaty rate applies and the Non-U.S. Holder files an IRS Form W-8BEN with the Company claiming a lower treaty rate or (ii) the Non-U.S. Holder files an IRS Form W-8ECI with the Company claiming that the distribution is effectively connected income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Holder's Shares, they will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or disposition of his Shares in the Company, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

         For any year in which we qualify as a REIT, distributions that are attributable to gain from our sale or exchange of United States real property interests will be taxed to a Non-U.S. Holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Holder as if such gain were effectively connected with a United States business. Non-U.S. Holders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. We are required to withhold 35% of any distribution that could be designated as a capital gain dividend. This amount is creditable against the Non-U.S. Holder's FIRPTA tax liability.

     Disposition of Shares Held by Non-U.S. Holders

         Gain recognized by a Non-U.S. Holder upon a sale of Shares generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that we will be a "domestically controlled REIT," and therefore the sale of Shares will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Holder if (i) investment in the Shares is effectively connected with the Non-U.S. Holder's United States trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as a U.S. Holder with respect to such gain, or (ii) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Holder will be subject to the same treatment as U.S. Holders

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

with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the Shares would be required to withhold and remit to the IRS 10% of the purchase price. If the Company does not constitute a domestically controlled REIT, a Non-U.S. Holder's sale of the Company's Shares generally will still not be subject to tax if (a) the Shares are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market and (b) the selling Non-U.S. Holder held 5% or less of the Company's outstanding securities at all times during a specified testing period of up to 5 years.

     Taxation of Non-U.S. Holders of Debt Securities

         If you are a Non-U.S. Holder of debt securities, interest paid to you generally will not be subject to U.S. federal income taxes or withholding taxes if the interest is not effectively connected with your conduct of a trade or business within the United States, provided that you:

         - do not actually or constructively own a 10% or greater interest in us;

         - are not a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code;

         - are not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

         - provide the appropriate certification as to your foreign status. You can generally meet this certification requirement by providing a properly executed Form W-8BEN or appropriate substitute form to us, or our paying agent. If you hold our debt securities through a financial institution or other agent acting on your behalf, you may be required to provide appropriate documentation to your agent. Your agent will then generally be required to provide appropriate certification to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

         If you do not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time it is paid. The payment of interest effectively connected with your U.S. trade or business, however, would not be subject to a 30% withholding tax so long as you provide us or our agent an adequate certification (currently on Form W-8ECI), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. Holders generally. In addition, if you are a foreign corporation and the payment of interest is effectively connected with your U.S. trade or business, you may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, you must provide a properly-executed Form W-8BEN before the payment of interest and you may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

         If you are a Non-U.S. Holder of our debt securities, you will generally not be subject to U.S. federal income tax or withholding tax on any amount which constitutes capital gain upon retirement or disposition of a debt security, unless any of the following is true:

         - your investment in our debt securities is effectively connected with your conduct of a U.S. trade or business;

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

         - if you are a Non-U.S. Holder who is a nonresident alien individual holding the debt securities as a capital asset, you are present in the United States for 183 or more days (based on certain formulas which can include days present in the United States in previous years) in the taxable year within which sale, redemption or other disposition takes place, and certain other requirements are met; or

         - you are subject to provisions of U.S. tax laws applicable to certain U.S. expatriates.

         If you have a U.S. trade or business and the investment in our debt securities is effectively connected with that trade or business, the payment of the sales proceeds with respect to our debt securities would be subject to U.S. federal income tax on a net basis at the rate applicable to U.S. Holders generally. In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt securities is effectively connected with the foreign corporation's U.S. trade or business.

     Backup Withholding, Information Reporting and Other Information

         The United States Treasury Department has issued final regulations regarding the withholding and information reporting effective for payments made on or after January 1, 2001. Pursuant to final regulations, Non-U.S. Holders are required to file with a U.S. payor an Internal Revenue Service Form W-8BEN or other appropriate forms and certificates indicating the identities and addresses of the beneficial owners of such shares. In addition, generally, foreign pass-through entities such as partnerships or grantor trusts which are shareholders of ours are required to provide Forms W-8BEN or other appropriate forms and certificates on behalf of persons with interests in such entities. Non-U.S. Holders who do not comply with these disclosure requirements will be unable to obtain the benefits of reduced rates of withholding pursuant to treaties or the Code, and may be subject to backup withholding, as described above.

         The backup withholding rules do not apply to payments that are subject to the 30% withholding tax on dividends or interest paid to Non-U.S. Holders, or to payments that are exempt from that tax by application of a tax treaty or special exception. To avoid backup withholding on payments such as dividends, Non-U.S. Holders must certify their nonresident status, by completing and signing a Form W-8BEN (or permissible substitute form) or other appropriate forms and certificates. If you are a Non-U.S. Holder, payments made to you by a broker will not be subject to information reporting or backup withholding, as long as you certify your foreign status.

         Any amounts withheld from a payment to a shareholder under the backup withholding rules can be credited against any United States federal income tax liability of the holder.

         Applicable Treasury Regulations provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. Because the application of these Treasury Regulations varies depending on the shareholder's particular circumstances, you are advised to consult your tax advisor regarding the information reporting and withholding requirements applicable to you.

         Under Treasury Regulations which are generally directed towards tax shelters, but which are quite broad, the activities of the Company may include one or more "reportable transactions" requiring us to file an information return. In addition, other "material advisors" to us may each be required to maintain for a specified period of time a list containing certain information regarding the "reportable transaction," and the IRS could inspect such lists upon request. You should consult your own tax advisor

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

concerning any possible disclosure obligation with respect to the receipt or disposition of shares, or transactions that might be undertaken by us.

TAX-EXEMPT SHAREHOLDERS

         Dividends paid to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute "unrelated business taxable income" ("UBTI") unless the shareholder has borrowed to acquire or carry its Shares. Qualified trusts that hold more than 10% (by value) of the shares of certain REITs, however, may be required to treat a certain percentage of such a REIT's distributions as UBTI. This requirement will apply only if (i) the REIT would not qualify as such for United States federal income tax purposes but for the application of a "look-through" exception to the Five or Fewer Requirement applicable to shares held by qualified trusts and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if either (i) a single qualified trust holds more than 25% by value of the interests in the REIT or (ii) one or more qualified trusts, each owning more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. For these purposes, a qualified trust is any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the Five or Fewer Requirement without relying upon the "look-through" exception.

STATE, LOCAL AND FOREIGN TAXATION

         We and our shareholders may be subject to state, local or foreign taxation in various state, local or foreign jurisdictions, including those in which we or they transact business or reside. Such state, local or foreign taxation may differ from the United States federal income tax treatment described above. Consequently, prospective purchasers should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in the Company.

                              PLAN OF DISTRIBUTION

         We may sell securities to one or more underwriters for public offering and sale by them or to investors directly or through agents or through a combination of both methods of sale. Any such underwriter or agent involved in the offer and sale of the both Securities will be named in the applicable prospectus supplement.

         Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. We also may offer and sell the securities in exchange for one or more of our then outstanding issues of debt or convertible debt securities. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

         Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to

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

participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and as a result is unenforceable.

         Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common shares, the Series F Preferred Shares and the Series G Preferred Shares which are listed on the NYSE. We may elect to list any series of securities on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the securities.

         If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities of the series to which such prospectus supplement relates providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular offered securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that (i) the purchase by an institution of the particular securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of such securities or number of warrants less the principal amount or number thereof, as the case may be, covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of us or such institutional investors thereunder.

         Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

         In order to comply with the securities laws of certain states, if applicable, the securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

                                  ERISA MATTERS

         We may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code, unless such transactions are effected pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to invest in the securities should consult with its legal counsel.

                                 LEGAL OPINIONS

         Certain legal matters will be passed upon for the Company by Bryan Cave LLP, New York, New York. The legal authorization and issuance of the securities, as well as certain other legal matters concerning Maryland law, will be passed upon for us by Venable LLP, Baltimore, Maryland. In addition, the description of federal income tax consequences contained in this Prospectus entitled "Federal Income Tax Considerations" is based upon the opinion of Bryan Cave LLP.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table itemizes the expenses incurred by Glimcher Realty Trust (the "Company") in connection with the offering of the Offered Securities being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                ITEM                                             AMOUNT
                                ----                                             ------
Registration Fee -- Securities and Exchange Commission.................        $ 50,680.00
Legal Fees and Expenses (1)............................................        $ 70,000.00
Accounting Fees and Expenses (1).......................................        $ 10,000.00
Printing and Engraving Expenses (1)....................................        $ 10,000.00
Blue Sky Fees and Expenses.............................................        $  5,000.00
Miscellaneous Expenses.................................................        $ 15,000.00
         Total                                                                 $160,680.00

(1) Does not include expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

         Under Maryland law, a real estate investment trust formed in Maryland is permitted to limit, by provision in its declaration of trust, the liability of trustees and officers to the trust or to its shareholders for money damages except for the liability of a trustee or officer resulting from (i) active and deliberate dishonesty established by a final judgment as being material to the cause of action or (ii) actual receipt of an improper benefit or profit in money, property or services. The Company's amended and restated declaration of trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland law.

         The declaration of trust, as amended, of the Company authorizes it, to the maximum extent provided in its bylaws, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner, of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of the Company. The Company's bylaws obligate it, to the maximum extent permitted by Maryland Law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who, while a trustee or officer and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, and (b) any present or former trustee or officer against any claim or liability to which he may become a party by reason of his service in that capacity unless it is established that
(i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Company's bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of his status as a trustee or officer provided that the Company shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's bylaws also (i) permit the Company to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of the Company in such capacity and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Company's bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law ("MGCL") for directors of Maryland corporations and (iii) permit the Company to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the MGCL for directors of Maryland corporations.

         The Company maintains a standard policy of officers' and directors' liability insurance.

ITEM 16. EXHIBITS

       1.1      Form of Underwriting Agreement(s).*

       3.1      Articles Supplementary for the Series F Preferred Shares.(1)

       3.2      Articles Supplementary for the Series G Preferred Shares.(2)

       3.3 Form of Articles Supplementary for the Series E Junior Participating Preferred Shares.(3)

       3.4      Form of Articles Supplementary for the Preferred Shares.*

       4.1      Specimen Certificate for Common Shares of Beneficial
                Interest.(4)

       4.2      Specimen Certificate Evidencing 2,400,000 Series F Preferred
                Shares.(1)

       4.3      Specimen Certificate Evidencing 6,000,000 Series G Preferred
                Shares.(2)

       4.4      Form of Senior Debt Securities Indenture.*

       4.5      Form of Senior Debt Securities.*

       4.6      Form of Subordinated Debt Securities Indenture.*

       4.7      Form of Subordinated Debt Securities.*

       4.8 Rights Agreement Relating to the Right to Purchase One One-Hundredth of a Series E Junior Participating Preferred Share of the Company.(3)

       4.9      Form of Rights Agreement (including Form of Rights
                Certificates).*

       4.10 Form of Purchase Contract (including Form of Purchase Contract Certificate) and, if applicable, Pledge Agreement.*

       4.11     Form of Unit Agreement (including Form of Unit Certificate).*

       4.12     Specimen Preferred Share Certificate.*

       4.13     Specimen Common Shares Warrant Agreement.*

       4.14     Specimen Preferred Shares Warrant Agreement.*

       4.15     Specimen Rights Agreement.*

       5.1      Opinion of Venable LLP re: Legality of the Offered Securities.

       8.1      Opinion of Bryan Cave LLP re: Tax Matters.

       12.1     Computation of Ratio of Earnings to Fixed Charges.

       12.2 Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.

       23.1     Consent of PricewaterhouseCoopers LLP.

       23.2     Consent of Venable LLP (included as part of Exhibit 5.1).

       23.3     Consent of Bryan Cave LLP (included as part of Exhibit 8.1).

       24.1     Power of Attorney (included on signature page).

----------------------

* To be filed by amendment or incorporated by reference in connection with the offering of Offered Securities.

(1) Incorporated by reference to GRT's Form 8-A filed with the Securities and Exchange Commission on August 22, 2003.

(2) Incorporated by reference to GRT's Form 8-A filed with the Securities and Exchange Commission on February 20, 2004.

(3) Incorporated by reference to GRT's Form 8-K filed with the Securities and Exchange Commission on March 12, 1999.

(4)      Incorporated by reference to GRT's Registration Statement No. 33-69740.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) That for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities and Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, state of Ohio, on March 24, 2004.

                                       GLIMCHER REALTY TRUST

                                       By: /s/  George A. Schmidt
                                           -------------------------------------
                                           George A. Schmidt
                                           Executive Vice President, General
                                           Counsel and Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George A. Schmidt, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                        TITLE                                DATE
             ---------                                        -----                                ----
/s/  Herbert Glimcher                 Chairman, Chief Executive Officer and Trustee           March 24, 2004
-----------------------------          (Principal Executive Officer)
Herbert Glimcher

/s/  Michael P. Glimcher              President and Trustee                                   March 24, 2004
-----------------------------
Michael P. Glimcher

/s/  William G. Cornely               Executive Vice President, Chief Operating Officer,      March 24, 2004
-----------------------------          Treasurer and Trustee
William G. Cornely

/s/  George A. Schmidt                Executive Vice President, General Counsel, Secretary    March 24, 2004
-----------------------------          and Trustee
George A. Schmidt

             SIGNATURE                                        TITLE                                DATE
             ---------                                        -----                                ----
/s/  Philip G. Barach                 Trustee                                                 March 24, 2004
-----------------------------
Philip G. Barach

/s/  Oliver W. Birckhead              Trustee                                                 March 24, 2004
-----------------------------
Oliver W. Birckhead

/s/  Wayne S. Doran                   Trustee                                                 March 24, 2004
-----------------------------
Wayne S. Doran

/s/  Janice E. Page                   Trustee                                                 March 24, 2004
-----------------------------
Janice E. Page

/s/  Alan R. Weiler                   Trustee                                                 March 24, 2004
-----------------------------
Alan R. Weiler

/s/  Harvey A. Weinberg               Trustee                                                 March 24, 2004
-----------------------------
Harvey A. Weinberg

/s/  Melinda A. Janik                 Senior Vice President and Chief Financial Officer       March 24, 2004
-----------------------------          (Principal Financial and Accounting Officer)
Melinda A. Janik

                              EXHIBIT INDEX

Exhibit No.                           Description                                 Page No.
-----------                           -----------                                 --------
     1.1      Form of Underwriting Agreement(s).*

     3.1      Articles Supplementary for the Series F Preferred Shares.(1)

     3.2      Articles Supplementary for the Series G Preferred Shares.(2)

     3.3      Form of Articles Supplementary for the Series E Junior
              Participating Preferred Shares.(3)

     3.4      Form of Articles Supplementary for the Preferred Shares.*

     4.1      Specimen Certificate for Common Shares of Beneficial Interest.(4)

     4.2      Specimen Certificate Evidencing 2,400,000 Series F Preferred
              Shares.(1)

     4.3      Specimen Certificate Evidencing 6,000,000 Series G Preferred
              Shares.(2)

     4.4      Form of Senior Debt Securities Indenture.*

     4.5      Form of Senior Debt Securities.*

     4.6      Form of Subordinated Debt Securities Indenture.*

     4.7      Form of Subordinated Debt Securities.*

     4.8      Rights Agreement Relating to the Right to Purchase One
              One-Hundreth of a Series E Junior Participating Preferred Share of the Company.(3)

     4.9      Form of Rights Agreement (including Form of Rights Certificates).*

     4.10     Form of Purchase Contract (including Form of Purchase Contract
              Certificate) and, if applicable, Pledge Agreement.*

     4.11     Form of Unit Agreement (including Form of Unit Certificate).*

     4.12     Specimen Preferred Share Certificate.*

     4.13     Specimen Common Shares Warrant Agreement.*

     4.14     Specimen Preferred Shares Warrant Agreement.*

     4.15     Specimen Rights Agreement.*

     5.1      Opinion of Venable LLP re: Legality of the Offered Securities.

     8.1      Opinion of Bryan Cave LLP re: Tax Matters.

     12.1     Computation of Ratio of Earnings to Fixed Charges.

     12.2     Computation of Ratio of Earnings to Combined Fixed Charges and
              Preferred Dividends.

     23.1     Consent of PricewaterhouseCoopers LLP.

     23.2     Consent of Venable LLP (included as part of Exhibit 5.1).

     23.3     Consent of Bryan Cave LLP (included as part of Exhibit 8.1).

     24.1     Power of Attorney (included on signature page).

     ----------------------

* To be filed by amendment or incorporated by reference in connection with the offering of Offered Securities.

(1) Incorporated by reference to GRT's Form 8-A filed with the Securities and Exchange Commission on August 22, 2003.

(2) Incorporated by reference to GRT's Form 8-A filed with the Securities and Exchange Commission on February 20, 2004.

(3) Incorporated by reference to GRT's Form 8-K filed with the Securities and Exchange Commission on March 12, 1999.

(4)  Incorporated by reference to GRT's Registration Statement No. 33-69740.